Exhibit 4.1

COLUMBIA PIPELINE GROUP, INC.

as Issuer

and

CPG OPCO LP, COLUMBIA ENERGY GROUP, and

CPG OPCO GP LLC

as Guarantors

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of May 22, 2015

2.45% Senior Notes due 2018

3.30% Senior Notes due 2020

4.50% Senior Notes due 2025

and

5.80% Senior Notes due 2045

CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
310(a)(1)	6.10
(a)(2)	6.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	6.10
(b)	6.10
(c)	N.A.
311(a)	6.11
(b)	6.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	6.06
(b)(1)	N.A.
(b)(2)	6.06
(c)	6.06, 11.02
(d)	6.06
314(a)(4)	11.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	5.04
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	11.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

i

Page
EXHIBITS

EXHIBIT A1	Form of 2018 Note	A1-1
EXHIBIT A2	Form of 2020 Note	A2-1
EXHIBIT A3	Form of 2025 Note	A3-1
EXHIBIT A4	Form of 2045 Note	A4-1
EXHIBIT B	Form of Certificate of Transfer	B-1
EXHIBIT C	Form of Certificate of Exchange	C-1
EXHIBIT D	Form of Supplemental Indenture	D-1

v

THIS INDENTURE dated as of May 22, 2015, is among Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”), CPG OpCo LP, a Delaware limited partnership (“OpCo”), Columbia Energy Group, a Delaware corporation (“Columbia”), CPG OpCo GP LLC, a Delaware limited liability company (“OpCo GP”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) $500,000,000 in aggregate principal amount of the Company’s 2.45% Senior Notes due 2018 issued on the date hereof (the “Initial 2018 Securities”), (ii) $750,000,000 in aggregate principal amount of the Company’s 3.30% Senior Notes due 2020 also issued on the date hereof (the “Initial 2020 Securities”), (iii) $1,000,000,000 in aggregate principal amount of the Company’s 4.50% Senior Notes due 2025 also issued on the date hereof (the “Initial 2025 Securities”), (iv) $500,000,000 in aggregate principal amount of the Company’s 5.80% Senior Notes due 2045 also issued on the date hereof (the “Initial 2045 Securities” and, together with the Initial 2018 Securities, the Initial 2020 Securities and the Initial 2025 Securities, the “Initial Securities”), (v) any Additional Securities (as defined herein) of the Company issued hereafter and (vi) the Exchange Securities (as hereinafter defined) of the Company, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in a Registration Rights Agreement (as hereinafter defined):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“2018 Notes” means any of the Company’s 2.45% Senior Notes due 2018 issued under this Indenture. The Initial 2018 Securities, the Exchange Securities of such series and any Additional Securities of that series shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase and unless otherwise provided or the context otherwise requires, all references to the “2018 Notes” shall include the Initial 2018 Securities, the Exchange Securities and any Additional Securities of that series.

“2020 Notes” means any of the Company’s 3.30% Senior Notes due 2020 issued under this Indenture. The Initial 2020 Securities, the Exchange Securities of such series and any Additional Securities of that series shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase and unless otherwise provided or the context otherwise requires, all references to the “2020 Notes” shall include the Initial 2020 Securities, the Exchange Securities and any Additional Securities of that series.

“2025 Notes” means any of the Company’s 4.50% Senior Notes due 2025 issued under this Indenture. The Initial 2025 Securities, the Exchange Securities of such series and any Additional Securities of that series shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase and unless otherwise provided or the context otherwise requires, all references to the “2025 Notes” shall include the Initial 2025 Securities, the Exchange Securities and any Additional Securities of that series.

“2045 Notes” means any of the Company’s 5.80% Senior Notes due 2045 issued under this Indenture. The Initial 2045 Securities, the Exchange Securities of such series and any Additional Securities of that series shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase and unless otherwise provided or the context otherwise requires, all references to the “2045 Notes” shall include the Initial 2045 Securities, the Exchange Securities and any Additional Securities of that series.

“Additional Interest” means, with respect to any Securities, the additional or special interest thereon, if any, required by the Registration Rights Agreement applicable to such Securities.

“Additional Securities” means, with respect to each series of Securities, any Securities of that series (other than the Initial Securities or the Exchange Securities of that series) issued under this Indenture in accordance with Section 2.02, as part of the same series as such Initial Securities to the extent outstanding and any such Exchange Securities then outstanding.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. The Trustee may request and may conclusively rely upon an Officer’s Certificate to determine whether any Person is an Affiliate of any specified Person.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security or any selection of Securities for redemption, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transaction.

“Attributable Debt” means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. or State law or any similar foreign law for the relief of debtors.

“Board of Directors” of any Person means the board of directors, board of managers or other comparable governing body of such Person or any committee thereof or committee of officers duly authorized, with respect to any particular matter, to act by or on behalf of the board of directors of such Person.

“Business Day” means any day that is not a Legal Holiday.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, société anonyme or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Net Tangible Assets” means at any date of determination, the total amount of consolidated assets of the Company and its Subsidiaries after deducting therefrom (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed and (ii) current maturities of long-term debt), and (b) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Company and its Subsidiaries for the most recently completed fiscal quarter or fiscal year, as applicable, prepared in accordance with GAAP.

“Corporate Trust Office of the Trustee” means with respect to the Trustee, the office at which this Indenture shall be principally administered, which office shall initially be located at the address of the Trustee specified in Section 11.02 (except with respect to payments on the Securities and any exchange, transfer or surrender of the Securities, in which case the address will be U.S. Bank National Association, 111 Filmore Avenue E., St. Paul, Minnesota 55107, Attention: Bond Drop Window, or, at 100 Wall Street, Suite 1600, New York, New York 10005) and may be located at such other address as the Trustee may give notice to the Company in accordance with Section 11.02, the Holders or such other address as a successor Trustee may designate from time to time by notice to the Company and the Holders.

“Credit Agreement” means a $1,500 million senior revolving credit agreement among the Company, the Guarantors and the lenders party thereto that will become effective as of the Separation.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” of any Person means any obligation created or assumed for the repayment of borrowed money and any guarantee thereof.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A1 hereto, in the case of the 2018 Notes, Exhibit A2 hereto, in the case of the 2020 Notes, Exhibit A3 hereto, in the case of the 2025 Notes, or Exhibit A4 hereto, in the case of the 2045 Notes, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Securities” attached thereto.

“Depositary” means The Depository Trust Company and its successors.

“Euroclear” means Euroclear Bank N.V./S.A. or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Exchange Offer Registration Statement” means the registration statement of the Company relating to any offer to exchange Exchange Securities of any series for either Initial Securities or Additional Securities of such series pursuant to a Registration Rights Agreement.

“Exchange Securities” means Securities of any series issued in an exchange offer for Initial Securities or Additional Securities of such series in accordance with a Registration Rights Agreement.

“Exchanging Dealer” means a broker-dealer that exchanges Securities in a Registered Exchange Offer that it has acquired for its own account as a result of market making activities or other trading activities.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Funded Debt” means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities.

“Global Security Legend” means the legend set forth in Section 2.06(g)(2) which is required to be placed on all Global Securities issued under this Indenture.

“Guarantor” means each of OpCo, Columbia and OpCo GP and any other Person that becomes a Guarantor of the Securities pursuant to Section 3.08, in each case until released from its obligations under its Guarantee in accordance with Section 9.03; and “Guarantors” means OpCo, Columbia, OpCo GP and any other such Person, collectively.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and Scotia Capital (USA) Inc. and the other initial purchasers named in the Purchase Agreement, as initial purchasers of each series of the Initial Securities in the Offering.

“Interest Payment Date” has the meaning assigned to such term in the Securities.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by the Company.

“Issue Date” means the first date on which the Securities are issued under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

“Letter of Transmittal” means the letter of transmittal prepared by the Company and sent to all Holders of Initial or Additional Securities, as the case may be, for use by such Holders in connection with a Registered Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, security interest, pledge, charge or other encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Offering” means the offering of each series of the Initial Securities pursuant to the Offering Memorandum.

“Offering Memorandum” means the final Offering Memorandum of the Company, dated May 19, 2015, relating to the Offering.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officer’s Certificate” means a certificate signed by an Officer of a Person that complies with Sections 11.04 and 11.05 of this Indenture and is delivered to the Trustee.

“144A Global Security” means, with respect to each series of Securities, a Global Security substantially in the form of Exhibit A1 hereto, in the case of the 2018 Notes, Exhibit A2 hereto, in the case of the 2020 Notes, Exhibit A3 hereto, in the case of the 2025 Notes, or Exhibit A4 hereto, in the case of the 2045 Notes, bearing the Global Security Legend and the Private Placement Legend, that has the Schedule of Exchanges of Interests in the Global Security attached thereto, and that is deposited with the Securities Custodian, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities of that series initially sold in reliance on Rule 144A.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that complies with Sections 11.04 and 11.05 of this Indenture. Such counsel may be an employee of or counsel to the Company, the Guarantors or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Principal Property” means, whether currently owned or leased or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant or other plant or facility located in the United States of America or any territory or political subdivision thereof owned or leased by the Company or any of the its Subsidiaries and used in transporting, distributing, terminalling, gathering, treating, processing, marketing or storing natural gas, natural gas liquids or other hydrocarbons, except (a) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues) and (2) any such pipeline or other plant or facility that, in the good faith opinion of Board of Directors of the Company, as evidenced by resolutions of Board of Directors of the Company, is not material in relation to the activities of the Company and its Subsidiaries, taken as a whole.

“Principal Subsidiary” means any Subsidiary of the Company that owns or leases, directly or indirectly, a Principal Property.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1)(A) which is required to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the Purchase Agreement, dated May 19, 2015, among the Company, the Guarantors and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available, the Company shall appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of such term under the Exchange Act.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means the price at which the Securities of a series may be redeemed, as set forth in paragraph 4 of the form of such Securities.

“Registered Exchange Offer” means an offer to exchange Exchange Securities of each series for either Initial Securities or Additional Securities of such series pursuant to an Exchange Offer Registration Statement as required by a Registration Rights Agreement.

“Registration Rights Agreement” means, with respect to each series of the Initial Securities, the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers, or any similar registration rights agreement with respect to Additional Securities of each series.

“Regulation S” means Regulation S promulgated under the Securities Act, as such may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Regulation S Global Security” means a Regulation S Permanent Global Security or a Regulation S Temporary Global Security.

“Regulation S Permanent Global Security” means, with respect to each series of Securities, a permanent Global Security substantially in the form of Exhibit A1 hereto, in the case of the 2018 Notes, Exhibit A2 hereto, in the case of the 2020 Notes, Exhibit A3, in the case of the 2025 Notes, or Exhibit A4 hereto, in the case of the 2045 Notes, bearing the Global Security Legend and the Private Placement Legend, that has the Schedule of Exchanges of Interests in the Global Security attached thereto, and that is deposited with the Securities Custodian, and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security for that series upon expiration of the Restricted Period.

“Regulation S Temporary Global Security” means, with respect to each series of Securities, a temporary Global Security substantially in the form of Exhibit A1 hereto, in the case of the 2018 Notes, Exhibit A2 hereto, in the case of the 2020 Notes, Exhibit A3, in the case of the 2025 Notes, or Exhibit A4 hereto, in the case of the 2045 Notes, bearing the Global Security Legend, the Private Placement Legend and the legend set forth in Section 2.06(g)(3), that has the Schedule of Exchanges of Interests in the Global Security attached thereto, and that is deposited with the Securities Custodian, and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities of that series initially sold in reliance on Rule 903 of Regulation S.

“Resale Restriction Termination Date” means (x) in the case of Securities sold pursuant to Rule 144A, the date which is one year (or such other date when resales of securities by non-affiliates are first permitted under Rule 144(d) without condition) after the later of the date of the original issue of the Securities or the date of any subsequent reopening of the Securities and the last date on which the Company or any of its affiliates were the owner of such Securities (or any predecessor thereto) or, in the case of Securities sold pursuant to Regulation S, 40 days or (y) in any case, such later date, if any, as may be required by applicable law.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned by the Trustee to administer corporate trust matters or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Regulation S Global Security or a 144A Global Security.

“Restricted Period” means the “distribution compliance period” as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of the issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

“Rule 903” means Rule 903 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 904” means Rule 904 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Lease-Back Transaction” means the sale or transfer by the Company or any Principal Subsidiary of any Principal Property to a Person (other than to the Company or a Principal Subsidiary) and the taking back by the Company or any Principal Subsidiary, as the case may be, of a lease of such Principal Property.

“SEC” means the Securities and Exchange Commission.

“Securities” means any 2018 Notes, 2020 Notes, 2025 Notes and 2045 Notes issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Securities Custodian” means the Trustee, acting as custodian on behalf of the Depositary with respect to the Securities in global form, or any successor entity thereto.

“Separation” means the transactions in which the Company will become an independent, publicly traded company, including the Spin Off Distribution.

“Shelf Registration Statement” means a registration statement of the Company used by a Holder in connection with its offer and sale of Securities pursuant to a Registration Rights Agreement.

“Special Mandatory Redemption” means a redemption of all of the Securities in accordance with Section 10.09.

“Spin Off Distribution” means the distribution by NiSource Inc. of shares of the Company’s common stock to shareholders of NiSource Inc.

“Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

“Subsidiary” of any Person means: (a) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of equity interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, trustees or equivalent Persons thereof, is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; or (b) in the case of a partnership, more than 50% of the partners’ equity interests, considering all partners’ equity interests as a single class, is at such time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Taxes” means any tax, duty, levy, impost, assessment or other governmental charge of whatever nature imposed or levied by an authority or agency therein or thereof having the power to tax, including any interest, penalties or other charges in respect thereof.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Issue Date, except as provided in Section 8.03.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the successor serving hereunder.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Security” means, with respect to any series of Securities, a permanent Global Security substantially in the form of Exhibit A1 hereto, in the case of the 2018 Notes, Exhibit A2 hereto, in the case of the 2020 Notes, Exhibit A3 hereto, in the case of the 2025 Notes, or Exhibit A4 hereto, in the case of the 2045 Notes, that bears the Global Security Legend and that has the “Schedule of Exchanges of Securities” attached thereto and that is deposited with the Securities Custodian and registered in the name of the Depositary or its nominee, representing Securities that do not bear the Private Placement Legend.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Authorized Agent”	11.10
“Change of Control”	3.10
“Change of Control Offer”	3.10

Term	Defined in Section
“Change of Control Payment Date”	3.10
“Change of Control Triggering Event”	3.10
“Covenant Defeasance”	7.01(c)
“DTC”	2.03
“Event of Default”	5.01
“Guarantees”	9.01(a)
“Indenture Obligations”	9.01(a)
“Initial Securities”	Preamble
“Mandatory Redemption Price”	10.09(a)
“mortgage” or “mortgages”	3.07
“Paying Agent”	2.03
“Registrar”	2.03
“Related Proceedings”	11.10
“Specified Courts”	11.10
“Trigger Period”	3.10
“USA Patriot Act”	11.15

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and each Guarantor.

All other terms used in this Indenture, and not otherwise defined herein, that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them. All references in this Indenture to “Sections” or “Articles” are to Sections or Articles, as applicable, of this Indenture, unless otherwise expressly indicated.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) words implying any gender shall apply to all genders; (6) the term “merger” includes a statutory compulsory share exchange and a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa and (7) provisions apply to successive events and transactions.

ARTICLE II

THE SECURITIES

SECTION 2.01. Form and Dating.

(a) General. The Securities, any notations thereon relating to the Guarantees and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A1 hereto, in the case of the 2018 Notes, Exhibit A2 hereto, in the case of the 2020 Notes, Exhibit A3 hereto in the case of the 2025 Notes, or Exhibit A4 hereto, in the case of the 2045 Notes, the terms of which are hereby incorporated into this Indenture. The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Company’s certificate of incorporation, bylaws, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Security shall be dated the date of its authentication. The Securities shall be in registered form without coupons and issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture (to the extent permitted by law) shall govern and be controlling.

(b) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A1 hereto, in the case of the 2018 Notes, Exhibit A2 hereto, in the case of the 2020 Notes, Exhibit A3 hereto, in the case of the 2025 Notes, or Exhibit A4 hereto, in the case of the 2045 Notes (including, in each case, the Global Security Legend thereon and the Schedule of Exchanges of Interests in the Global Security attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A1 hereto, in the case of the 2018 Notes, Exhibit A2 hereto, in the case of the 2020 Notes, Exhibit A3 hereto, in the case of the 2025 Notes, or Exhibit A4 hereto, in the case of the 2045 Notes (but without the Global Security Legend thereon and without the Schedule of Exchanges of Interests in the Global Security attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Securities Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c) Regulation S Global Securities. Any Securities initially offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note, all as contemplated by Section 2.06(b) hereof).

(d) Following the termination of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note will be exchanged for beneficial interests in a Regulation S Permanent Global Note of the same series, pursuant to the Applicable Procedures. Simultaneously with the authentication of each Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note of the same series. The aggregate principal amount of each Regulation S Temporary Global Note and Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(e) 144A Global Securities. Any Securities initially offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(f) Definitive Securities. Notwithstanding any other provision of this Article II, any issuance of Definitive Securities shall be at the Company’s discretion, except in the specific circumstances set forth in Section 2.06(a).

(g) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” of Clearstream and “Customer Handbook” at Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by Participants through Euroclear or Clearstream.

SECTION 2.02. Execution and Authentication. An Officer of the Company shall sign the Securities on behalf of the Company by manual or facsimile signature. The Company’s seal may be (but shall not be required to be) impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer of the Company whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent, as the case may be, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and deliver: (1) on the date hereof, Initial 2018 Securities for original issue in an aggregate principal amount of $500,000,000, Initial 2020 Securities for original issue in an aggregate principal amount of $750,000,000, Initial 2025 Securities for original issue in an aggregate principal amount of $1,000,000,000, and Initial 2045 Securities for original issue in an aggregate principal amount of $500,000,000, (2) if and when issued, Additional Securities of each series (which may be issued in either a registered or a private offering under the Securities Act) and (3) Exchange Securities of each series for issue only in an exchange offer pursuant to a Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of the same series and in an equal principal amount, in each case upon a written order of the Company signed by an Officer of the Company. Such order shall specify the amount and series of the Securities to be authenticated and the date on which the issue of such Securities is to be authenticated and whether the Securities are to be in global or definitive form and whether they are to bear the Private Placement Legend. The Company may issue Additional Securities of each series under this Indenture subsequent to the Issue Date, provided that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code. In authenticating such Securities, the Trustee shall receive, and shall be entitled to conclusively rely upon, an Opinion of Counsel substantially to the effect that such Securities and the related Guarantees, when authenticated and delivered by the Trustee and issued by the Company and the Guarantors, respectively, in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and the Guarantors, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The aggregate principal amount of Securities of each series outstanding at any time may not exceed the aggregate principal amount of Securities of that series authorized for issuance by the Company pursuant to such written orders of the Company, except as provided in Section 2.07. Subject to the foregoing, the aggregate principal amount of Securities of any series that may be issued under this Indenture shall not be limited.

The Trustee may appoint one or more authenticating agents acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, the Guarantors or any of their respective Affiliates.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain in the continental United States an office or agency where Securities of each series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency in The City of New York where such Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities of each series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents with respect to each series of Securities. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities of each series at its Corporate Trust Office. The place of payment with respect to the Securities, in addition to the Corporate Trust Office of the Trustee, shall be The City of New York, and the Company hereby appoints the Trustee as its Paying Agent in The City of New York, at its corporate trust office in such city, as specified in the definition of Corporate Trust Office of the Trustee in Section 1.01, the intention of the Company being that the Securities shall at all times be payable in The City of New York.

The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent and each authenticating agent, and the Company’s obligations under Section 6.07 to compensate and indemnify the Trustee shall extend likewise to each Agent and each authenticating agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to each Global Security.

SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the applicable series of Securities or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Securities of such series, whether such money shall have been paid to it by the Company or a Guarantor, and will notify the Trustee in accordance with Section 11.02 of any default by the Company or the Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each series of Securities and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar for a series of Securities, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series of Securities, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Securities also may be exchanged or replaced, in whole, as provided in Section 2.07. Owners of beneficial interests in Global Securities of each series of Securities shall not be entitled to receive Definitive Securities unless:

(1) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) the Company, at its option but subject to the Depositary’s requirements, notifies the Trustee in conformity with Section 11.02 that it elects to cause the issuance of the Definitive Securities; provided that in no event shall any Regulation S Temporary Global Note be exchanged by the Company for Definitive Securities prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange such Global Security for Definitive Securities.

Upon the occurrence of any of the events in clause (1), (2) or (3) above, Definitive Securities shall be issued in such names and authorized denominations as the Depositary shall instruct the Trustee and the Registrar in accordance with the Applicable Procedures. Neither the Company, the Guarantors, the Trustee nor the Registrar will be liable for any delay by the Depositary in identifying the owners of beneficial interests in a Global Security, and each of the Company, the Guarantors, the Trustee and the Registrar may conclusively rely on, and will be protected in relying on, instructions from the Depository for all purposes of this Indenture.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following provisions of this Section 2.06, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in any Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in the preceding sentence of this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(2)(B)(i) above;

provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in any Regulation S Temporary Global Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities (or transmitted to the Registrar via the Depositary’s book-entry system). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the principal amount of each relevant Global Security shall be adjusted pursuant to Section 2.06(h).

(3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that, among other things, it is not (i) a Person participating in the distribution of the Exchange Securities or (ii) an affiliate (as defined in Rule 144) of the Company and that any Exchange Securities to be acquired by such holder will be acquired in the ordinary course of its business;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a written order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

(5) Exchange or Transfer Prohibited. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any of the conditions set forth in Section 2.06(a) hereof have been met and if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2)(B), the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate form and principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in a Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to Rule 144A or Regulation S (other than a transfer pursuant to Rule 904).

(2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. If any of the conditions set forth in Section 2.06(a) hereof have been met, then a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that, among other things, it is not (i) a Person participating in the distribution of the Exchange Securities or (ii) an affiliate (as defined in Rule 144) of the Company and that any Exchange Securities to be acquired by such holder will be acquired in the ordinary course of its business;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any of the conditions set forth in Section 2.06(a) with respect to the issuance of Definitive Securities has been met and any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2)(B), the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Security is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Trustee shall cancel the Restricted Definitive Security, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security.

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that, among other things, it is not (i) a Person participating in the distribution of the Exchange Securities or (ii) an affiliate (as defined in Rule 144) of the Company and that any Exchange Securities to be acquired by such holder will be acquired in the ordinary course of its business;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Securities and the Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest in an Unrestricted Global Security is effected at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.

(2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that, among other things, it is not (i) a Person participating in the distribution of the Exchange Securities or (ii) a Person who is an affiliate (as defined in Rule 144) of the Company and that any Exchange Securities to be acquired by such holder will be acquired in the ordinary course of its business;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) any such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof. Prior to such registration of transfer, the requesting Holder must present or surrender to the Registrar the Unrestricted Definitive Securities duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(f) Registered Exchange Offer. Upon the occurrence of a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of a written order in accordance with Section 2.02, the Trustee shall authenticate:

(1) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal (or via the Depositary’s book-entry system), among other things, that (A) any Exchange Securities to be acquired by such Persons will be acquired in the ordinary course of business, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer; and

(2) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of any Restricted Definitive Securities accepted for exchange in the Registered Exchange Offer.

Concurrently with the issuance of such Securities, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate, and deliver to the Persons designated by the Holders of any Definitive Securities so accepted, Unrestricted Definitive Securities in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below or as otherwise agreed between the Company and the Holder, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend, until the Resale Restriction Termination Date, in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, ONLY (A) TO COLUMBIA PIPELINE GROUP, INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE

144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE, THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(3) Regulation S Temporary Global Security Legend. Each Regulation S Temporary Global Security shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND

PROCEDURES GOVERNING ITS EXCHANGE FOR A REGULATION S PERMANENT GLOBAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

(h) Cancellation or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for beneficial interests in another Global Security or for Definitive Securities, or a particular Global Security has been redeemed, repurchased or canceled, in each case, in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate or cause to be authenticated Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(2) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge or other fee payable upon exchange or transfer pursuant to Sections 2.10, 8.05 and 10.06).

(3) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4) None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption under Section 10.03 and ending at the close of business on such day or (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(5) Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving any payment on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(6) The Trustee shall authenticate or cause to be authenticated Global Securities and Definitive Securities upon receipt of a written order of the Company signed by one of its Officers and in accordance with the other provisions of Section 2.02 to the extent applicable.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(8) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Security or Definitive Security other than to require delivery of such certificates and other documentation or evidence as is expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to conformity with the express requirements hereof.

(9) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security. If, after the delivery of such replacement Security, a protected purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Company in connection therewith. Every replacement Security is a contractual obligation of the Company.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Registrar hereunder and those described in this Section 2.08 as not outstanding; provided, however, that in determining whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 3.01, it ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.09. [Reserved.]

SECTION 2.10. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate or cause to be authenticated temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

SECTION 2.11. Cancellation. The Company or a Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. All canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee. The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities and in the manner provided in Section 3.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall send to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. Persons Deemed Owners. The Company, each Guarantor, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of or premium, if any, or interest on such Security and for all other purposes. None of the Company, each Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

SECTION 2.14. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP,” “ISIN” or similar numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in accordance with Section 11.02 of any change in any such number.

ARTICLE III

COVENANTS

SECTION 3.01. Payment of Securities. The Company shall pay the principal of and premium, if any and interest on the Securities on the dates and in the manner provided in the Securities, this Indenture and, in the case of any Additional Interest, the applicable Registration Rights Agreement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds by 11:00 a.m., Eastern time, on that date money deposited by or on behalf of the Company designated for and sufficient to pay all principal, premium, if any Additional Interest, if any, and interest then due.

Further, to the extent lawful, the Company shall pay interest on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at the rate then in effect on the Securities.

All references in this Indenture, the Securities or the Guarantees to “interest” shall be deemed to include Additional Interest unless the context otherwise requires. The Company shall give the Trustee advance notice in accordance with Section 11.02 of the amount of any Additional Interest that may be payable with respect to the Securities.

SECTION 3.02. Maintenance of Office or Agency. So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.03, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the continental United States where the Securities may be surrendered for exchange or registration of transfer as provided in this Indenture, where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies in the continental United States where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation under Section 2.03 to maintain an office or agency in The City of New York where any Securities may be presented or surrendered for payment. The Company will give to the Trustee prompt notice in accordance with Section 11.02 of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the office of the Trustee indicated in Section 11.02, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.

SECTION 3.03. SEC Reports; Financial Statements.

(a) The Company covenants and agrees, so long as any Securities are outstanding, to file with the Trustee copies, within 15 days after the Company is required to file the same with the SEC, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports, if any, which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and the Securities are not freely transferable under the Securities Act, upon the request of a Holder, the Company and the Guarantors will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such Holder, or to a prospective purchaser of a Security designed by such Holder, in order to permit compliance with Rule 144A.

SECTION 3.04. Compliance Certificate. The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officer of his duties as such Officer, he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company and such Guarantor, respectively, of their obligations under this Indenture, and further stating, as to the Officer signing such statement, that to the best of his knowledge, each of the Company and such Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company or such Guarantor, as the case may be, are taking or proposes to take with respect thereto).

SECTION 3.05. Existence. Subject to Article IV, each of the Company and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, under the laws of its jurisdiction of incorporation or formation.

SECTION 3.06. Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantors covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or the Guarantors from paying all or any portion of the principal of or premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 3.07. Limitation on Liens. While any of the Securities remains outstanding, the Company shall not, nor may it permit any Principal Subsidiary to, create, or permit to be created or to exist, any Lien of any kind upon any Principal Property of the Company or any Principal Subsidiary, or upon any equity interests of any Principal Subsidiary, whether such Principal Property is, or equity interests are, owned on or acquired after the date of this Indenture, to secure any Debt of the Company or any other Person, unless it shall make effective provision whereby the Securities then outstanding shall be secured by such Lien equally and ratably with any and all such Debt thereby secured so long as such Debt shall be so secured; provided, however, that nothing in this Section 3.07 shall be construed to prevent the Company or any Principal Subsidiary from creating, or from permitting to be created or to exist, any Liens with respect to:

(a) purchase money mortgages, or other purchase money Liens of any kind upon property acquired by the Company or any Principal Subsidiary after the date of this Indenture, or Liens of any kind existing on any property or any equity interests at the time of the acquisition thereof (including Liens that exist on any property or any equity interests of a Person that is consolidated with or merged with or into the Company or any Principal Subsidiary or that transfers or leases all or substantially all of its properties or assets to the Company or any Principal Subsidiary), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property acquired after the date of this Indenture; provided, however, that no such Lien shall extend to or cover any other property of the Company or such Principal Subsidiary;

(b) Liens upon any property of the Company or any Principal Subsidiary or upon any equity interests of any Principal Subsidiary existing as of the Issue Date or upon the property or any equity interests of any Person, which Liens existed at the time such Person became a Subsidiary of the Company;

(c) pledges or deposits to secure: (i) any governmental charges or levies; (ii) obligations under worker’s compensation laws, unemployment insurance and other social security legislation; (iii) performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any Principal Subsidiary is a party; (iv) public or statutory obligations of the Company or any Principal Subsidiary; and (v) surety, stay, appeal, indemnity, customs, performance or return-of-money bonds or pledges or deposits in lieu thereof;

(d) Liens created by or resulting from any litigation or proceeding that at the time is being contested in good faith by appropriate proceedings, including Liens relating to judgments thereunder as to which the Company or any Principal Subsidiary has not exhausted its appellate rights;

(e) Liens on deposits required by any Person (i) with whom the Company or any Principal Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts (A) in the ordinary course of business and (B) in accordance with established risk management policies or practices or otherwise approved by the Board of Directors or a committee thereof and Liens in connection with leases (other than capital leases) made, or existing on property acquired, in the ordinary course of business;

(f) easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions on the use of property or minor irregularities in title thereto, charges or encumbrances (whether or not recorded) affecting the use of real property and, which are incidental to, and do not materially impair the use of such property in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;

(g) Liens in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

(h) Liens of any kind upon any property acquired, constructed, developed or improved by the Company or any Principal Subsidiary (whether alone or in association with others) after the date of this Indenture that are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed, or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided, that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Company or any Principal Subsidiary other than theretofore unimproved real property;

(i) Liens in favor of the Company, one or more Principal Subsidiaries, one or more Guarantors or any of the foregoing in combination;

(j) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to in the clauses above, or the replacement, extension or renewal of the Debt secured thereby (not exceeding the principal amount of Debt secured thereby, other than to provide for the payment of any underwriting or other fees related to any such replacement, extension or renewal, as well as any premiums owed on and accrued and unpaid interest payable in connection with any such replacement, extension or renewal); provided, that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

(k) any Lien not excepted by the foregoing clauses (a) through (j); provided, that immediately after the creation or assumption of such Lien the aggregate principal amount of Debt of the Company or any Principal Subsidiary secured by all Liens created or assumed under the provisions of this clause (k), together with the amount of all Attributable Debt in respect of the Sale-Leaseback Transactions incurred under the exception in clause (b) of Section 3.09 and existing at such time shall not exceed an amount equal to 15% of the Consolidated Net Tangible Assets for the fiscal quarter or fiscal year, as applicable, that was most recently completed prior to the creation or assumption of such Lien.

SECTION 3.08. Future Guarantees. The Company shall cause each Subsidiary (other than a Guarantor) that becomes a guarantor or co-obligor of the Company’s Funded Debt, within 90 days of such guarantee or co-obligation, to execute and deliver to the Trustee a supplement to this Indenture substantially in the form of Exhibit D hereto, executed by such Subsidiary, under which such Subsidiary shall become a Guarantor of the Securities on the terms and subject to the release and other provisions, as set forth in Article IX of this Indenture.

SECTION 3.09. Limitations on Sale and Lease-Back Transactions. While the Securities remain outstanding, the Company shall not, nor may it permit any Principal Subsidiary to, engage in a Sale-Leaseback Transaction, unless:

(a) the Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later, and the Company shall have elected to designate, as a credit against (but not exceeding) the purchase price or cost of construction of such Principal Property, an amount equal to all or a portion of the net sale proceeds from such Sale-Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below);

(b) the Company or such Principal Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject to the Sale-Leaseback Transaction in a principal amount equal to or exceeding the Attributable Debt with respect to such Sale-Leaseback Transaction without equally and ratably securing the Securities; or

(c) the Company or such Principal Subsidiary, within a 270-day period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (1) the prepayment, repayment, redemption or retirement of any unsubordinated Debt of the Company or any Subsidiary of the Company or (2) investment in another Principal Property.

SECTION 3.10. Change of Control Offer. Upon the occurrence of a Change of Control Triggering Event with respect to a series of Securities, each Holder of Securities of that series shall have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Securities of such series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase; provided, however, that if such date of purchase is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the repurchased Securities are registered on such record date. Notwithstanding the foregoing, the Company shall have no obligation to repurchase any Securities pursuant to this Section 3.10 to the extent that the Company shall have exercised its right to redeem the Securities of that series pursuant to Section 10.07.

For purposes of this Section 3.10, the term “Change of Control” means the occurrence of any one of the following:

(a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of the Subsidiaries or a combination thereof or a Person controlled by the Company or one or more of the Subsidiaries or a combination thereof; or

(b) the consummation of any transaction (including without limitation, any merger, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any Subsidiary) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a “Change of Control” under clause (b) above if (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to such transaction or (B) immediately following such transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares.

For purposes of this Section 3.10, the term “Change of Control Triggering Event” means, with respect to a series of Securities, the ratings of the Securities of such series are lowered by at least two of the three Rating Agencies and the Securities of such series cease to be rated Investment Grade by at least two of the three Rating Agencies in any case on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which 60-day period will be extended for so long as the rating of the Securities of such series is under publicly announced consideration for a possible downgrade as a result of the Change of Control by any of the Rating Agencies). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

Within 60 days following the date upon which the Change of Control Triggering Event with respect to a series of Securities has occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Company shall have exercised its right to redeem the Securities of that series pursuant to Section 10.07, the Company shall send a notice (a “Change of Control Offer”) to each Holder of Securities of such series with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer, stating:

(1) that a Change of Control Triggering Event with respect to the Securities of such series has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities of the series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date as provided in the first paragraph of this Section 3.10);

(2) the circumstances regarding such Change of Control Triggering Event;

(3) the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if such notice is sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the “Change of Control Payment Date”); and

(4) the instructions that a Holder must follow in order to have its Securities of that series purchased.

Holders of Securities electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities of the applicable series, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice, or transfer their Securities to the Paying Agent by book-entry transfer pursuant to the Applicable Procedures, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

The Company may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and its Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Securities of a series validly tender and do not withdraw the Securities of such series in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as described below, purchases all of the Securities of such series validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 20 nor more than 60 days’ prior notice, given in conformity with Section 11.02 not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities of such series that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date).

The Company shall have no obligation to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 3.10 for such an offer made by the Company, and such third party purchases all Securities properly tendered and not withdrawn under its offer.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations by virtue thereof.

ARTICLE IV

CONSOLIDATION, MERGER AND SALE

SECTION 4.01. Limitation on Mergers and Consolidations. The Company shall consolidate or amalgamate with or merge with or into any Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of the Company’s assets to any Person, whether in a single transaction or a series of related transactions, unless: (a) either (i) the Company shall be the surviving Person in the case of a merger or (ii) the resulting, surviving or transferee Person if other than the Company (the “Successor Company”) shall be a partnership, limited liability company or corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and the Successor Company shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities, and the due and punctual performance or observance of all the other obligations under the Indenture to be performed or observed by the Company; (b) immediately after giving effect to such transaction or series of transactions (and treating any Debt that becomes an obligation of the Successor Person or any Subsidiary of the Successor Person as a result of such transaction or series of transactions as having been incurred by the Successor Person or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default would occur or be continuing; and (c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition and such supplemental indenture (if any) comply with this Section 4.01 and any other applicable provisions of the Indenture.

SECTION 4.02. Successors Substituted. In case of any consolidation, amalgamation or merger where the Company is not the continuing Person, or disposition of all or substantially all of the assets of the Company in accordance with Section 4.01, the Successor Company shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the respective party to this Indenture, and the predecessor entity shall be released from all liabilities and obligations under this Indenture and the Securities, except that no such release will occur in the case of a lease of all or substantially all of the Company’s assets. In case of any such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE V

DEFAULTS AND REMEDIES

SECTION 5.01. Events of Default. “Event of Default” means, with respect to a series of Securities, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the payment of the principal of or premium, if any, on any Security of such series either, at its Maturity, upon any redemption, by declaration or otherwise; or

(ii) default in the payment of interest upon any Security of such series when they become due and payable, and continuance of such default for a period of 30 days; or

(iii) default in the observance or performance, or breach, of any covenant of the Company or a Guarantor in any Security of such series or this Indenture applicable to such series of Securities (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, in conformity with Section 11.02, to the Company and the Guarantors by the Trustee or to the Company, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series a notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(iv) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company or a Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Guarantor under any applicable Bankruptcy Law, or appointing a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Guarantor or of any substantial part of the property of the Company or a Guarantor, or ordering the winding up or liquidation of the affairs of the Company or a Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(v) the commencement by the Company or a Guarantor of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either of them to the entry of a decree or order for relief in respect of the Company or a Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or similar official of the Company or a Guarantor or of any substantial part of the property of the Company or a Guarantor, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action; or

(vi) a Guarantee by a Guarantor of the Securities of such series ceases to be in full force and effect or become unenforceable or invalid or are declared null and void (other than in accordance with the terms of such Guarantee) or a Guarantor denies or disaffirms its obligations under such Guarantee.

The Trustee shall not be deemed to know of a Default or Event of Default unless a Responsible Officer at the Corporate Trust Office of the Trustee has actual knowledge of such Default or Event of Default or the Trustee receives notice given in accordance with Section 11.02, at the Corporate Trust Office of the Trustee, of such Default or Event of Default with specific reference to such Default, the Securities and this Indenture.

When a Default is cured, or when an Event of Default is deemed cured pursuant to Section 5.04, such Default, or Event of Default, as the case may be, ceases.

SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (iv) or (v) of Section 5.01) occurs and is continuing with respect to a series of Securities, the Trustee by notice to the Company and the Guarantors given in conformity with Section 11.02, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of that series by notice to the Company, the Guarantors and the Trustee given in conformity with Section 11.02, may declare the principal of, premium, if any, and accrued and unpaid interest on all then outstanding Securities of that series to be due and payable immediately. Upon any such declaration the amounts due and payable on the Securities of such series, as determined in accordance with the final paragraph of this Section 5.02, shall be due and payable immediately. If an Event of Default specified in clause (iv) or (v) of Section 5.01 occurs, the principal of, premium, if any, and interest on all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

At any time after such an acceleration of a series of Securities has occurred and before a judgment for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in aggregate principal amount of the outstanding Securities of that series, by notice to the Company, the Guarantors and the Trustee given in conformity with Section 11.02, may rescind and annul such acceleration and its consequences if:

(1) the Company or a Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A) the principal of and premium, if any, on any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon then due at the rate or rates prescribed therefor in such Securities or in this Indenture,

(B) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities or in this Indenture, and

(C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

If the Maturity of the Securities is accelerated pursuant to this Section 5.02, 100% of the principal amount thereof and premium, if any, shall become due and payable plus accrued and unpaid interest to the date of payment.

SECTION 5.03. Other Remedies. If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities of that series, the related Guarantees or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.04. Waiver of Existing Defaults. Subject to Sections 5.07 and 8.02, the Holders of a majority in aggregate principal amount of the Securities of any series then outstanding, by notice to the Trustee given in conformity with Section 11.02, may waive an existing Default or Event of Default with respect to that series and its consequences (including waivers obtained in connection with a tender offer or exchange offer for such Securities or a solicitation of consents in respect of such Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities of that series then outstanding on equal terms), except (1) a continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities of that series or (2) a continuing Default relating to that series in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.05. Control by Majority. The Holders of a majority in aggregate principal amount of any series of Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to that series or exercising any trust or power conferred on it hereunder with respect to that series. The Trustee, however, may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall receive reasonable indemnification from such Holders satisfactory to it against all losses and expenses caused by taking or not taking such action subject to the Trustee’s duty to act with the required standard of care during a default.

SECTION 5.06. Limitations on Suits. Subject to Section 5.07, a Holder of Securities of any series may pursue a remedy with respect to this Indenture (including the Guarantees) or the Securities of that series only if:

(i) such Holder gives to the Trustee notice in conformity with Section 11.02 of a continuing Event of Default with respect to that series;

(ii) the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to furnish to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the furnishing of such indemnity; and

(v) during such 60-day period the Holders of a majority in aggregate principal amount of the Securities of such series then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such action or forbearances are unduly prejudicial to such Holders).

SECTION 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit against the Company or the Guarantors for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

SECTION 5.08. Collection Suit by Trustee. If an Event of Default specified in clause (i) or (ii) of Section 5.01 occurs with respect to a series of Securities and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and the Guarantors (i) for the amount of principal of and premium, if any, and interest remaining unpaid on any Securities of such series and (ii) interest on overdue principal, premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the reasonable and documented costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company and the Guarantors or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10. Priorities. If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

First: to the Trustee for amounts due under this Indenture;

Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

Third: to the Company and the Guarantors.

The Trustee, upon prior notice to the Company and the Guarantors in conformity with Section 11.02, may fix a record date and payment date for any payment to Holders pursuant to this Article V. At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE VI

TRUSTEE

SECTION 6.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of and premium, if any, and interest on the Securities.

(g) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.02. Rights of Trustee.

(a) The Trustee may rely conclusively on any resolution, certificate, statement, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such paper or document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as the case may be.

(f) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(g) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Securities of a series, each representing less than a majority in aggregate principal amount of the outstanding Securities of such series, pursuant to the provisions of this Indenture, the Trustee may determine what action, if any, shall be taken.

(h) The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend and be enforceable by the Trustee in each of its capacities hereunder and shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnity, together with the Trustee’s right to compensation and reimbursement, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Securities.

(i) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(j) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in the Offering Memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any U.S. Federal or State securities or employee benefit plan laws in connection with the Securities.

(k) The Trustee may request that the Company or the Guarantors, as the case may be, deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors or any of their Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11.

SECTION 6.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 6.05. Notice of Defaults. If a Default or Event of Default with respect to a series of Securities occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to Holders of such Securities a notice of such Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 6.06. Reports by Trustee to Holders. By June 1 of each year, beginning with June 1, 2016 the Trustee shall send to Holders a brief report dated no earlier than May 15 of such year that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also deliver all reports as required by TIA Sections 313(c) and 313(d).

A copy of each report at the time it is sent to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities of any series are listed. The Company shall notify the Trustee in the manner provided in Section 11.02 if and when the Securities are listed on, or delisted from, any securities exchange.

SECTION 6.07. Compensation and Indemnity. The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time such compensation as agreed to by the Company, the Guarantors and the Trustee, for its acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantor jointly and severally agree to reimburse the Trustee upon request for all reasonable and documented disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors jointly and severally agree to indemnify the Trustee or any predecessor Trustee and their agents, employees, officers and directors for and to hold them harmless against any and all loss, liability, damage, claim, or expense (including reasonable and documented fees and expenses of counsel and taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with this Indenture or the administration of this trust, including the reasonable and documented costs and expenses of enforcing this Indenture against the Company and of defending itself against any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person), except as set forth in the next paragraph. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity; however, failure to give such notice shall not relieve the Company or the Guarantors of their obligations. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

Notwithstanding anything herein to the contrary, neither the Company nor the Guarantors shall be obligated to reimburse any fee or expense or indemnify against any loss, liability, damage, claim or expense incurred by the Trustee through negligence or willful misconduct.

To secure the payment obligations of the Company and the Guarantors in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium, if any, and interest on the Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(iv) or (v) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Company and the Guarantors. The Holders of a majority in aggregate principal amount of the then outstanding Securities of all series, voting as a single class, may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 6.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a Custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and the Guarantors shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities of all series then outstanding, voting as a single class, may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Securities of all series then outstanding, voting as a single class, may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the obligations of the Company and the Guarantors under Section 6.07 shall continue for the benefit of the retiring Trustee.

SECTION 6.09. Successor Trustee by Merger, etc. Subject to Section 6.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another business entity, such entity without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 6.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee that satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VII

DISCHARGE OF INDENTURE

SECTION 7.01. Termination of Company’s and Guarantors’ Obligations.

(a) Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to a series of Securities (except as provided in the last paragraph of this Section 7.01(a)), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to such series, when:

(1) either

(A) all outstanding Securities of such series theretofore authenticated and issued (other than destroyed, lost or wrongfully taken Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B) all outstanding Securities of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable,

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) will be scheduled for redemption by their terms within one year, and the Company, in the case of clause (i) or (ii) above or this clause (iii), has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds (immediately available to the Holders of such Securities in the case of clause (i)) in trust for such purpose an amount of cash or, in the case of clause (ii) or this clause (iii), U.S. Government Obligations or a combination thereof which, together with earnings thereon, will be sufficient, in the case of clause (ii) or this clause (iii), in the opinion of a nationally recognized firm of certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company or any Guarantor has paid all other sums payable by them hereunder with respect to such series of Securities; and

(3) the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to such series of Securities have been complied with, together with an Opinion of Counsel to the same effect.

However, the Company’s obligations in Sections 2.03, 2.06, 2.07, 3.02 and 7.01, the Company’s and the Guarantors’ obligations in Sections 6.07, 6.08 and 7.04 and the Trustee’s and Paying Agent’s obligations in Section 7.03 shall survive the satisfaction and discharge of this Indenture until the Securities of such series are no longer outstanding. Thereafter, only the Company’s and the Guarantors’ obligations in Section 6.07 and the Trustee’s and Paying Agent’s obligations in Section 7.03 shall survive with respect to such series of Securities. For the avoidance of doubt, it is understood that the Company may discharge its obligations with respect one series of Securities without discharging its obligations with respect to any other series of Securities.

(b) Legal Defeasance. The Company and the Guarantors may, subject as provided herein, terminate by legal defeasance all of their obligations under this Indenture with respect to a series of Securities if:

(i) the Company or the Guarantors have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders of such series of Securities (A) cash in an amount, or (B) U.S. Government Obligations, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of and premium, if any, and interest on all Securities of such series on each date that such principal, premium, if any, or interest is due and payable and to pay all other sums payable by it hereunder with respect to such series of Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities of such series as the same shall become due;

(ii) the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to such legal defeasance have been complied with, and an Opinion of Counsel to the same effect;

(iii) no Default or Event of Default with respect to such series of Securities shall have occurred and be continuing on the date of such deposit or, insofar as clauses (iv) and (v) of Section 5.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(iv) the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that, based on a ruling of the Internal Revenue Service or a change in U.S. Federal income tax law occurring after the date of this Indenture, the Holders of Securities of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.01(b) and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised;

(v) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or the Guarantors are a party or by which it is bound;

(vi) such deposit and legal defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b); and

(vii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

In such event, payment of the Securities of such series may not be accelerated because of an Event of Default, Article IX and the other provisions of this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging such legal defeasance.

However, the Company’s obligations in Sections 2.03, 2.06, 2.07, 3.02 and 7.01, the Company’s and the Guarantors’ obligations in Sections 6.07, 6.08 and 7.04 and the Trustee’s and Paying Agent’s obligations in Section 7.03 shall survive such legal defeasance with respect to such series of Securities until the Securities are no longer outstanding. Thereafter, only the Company’s and the Guarantors’ obligations in Section 6.07 and the Trustee’s and Paying Agent’s obligations in Section 7.03 shall survive with respect to such series of Securities. For the avoidance of doubt, it is understood that the Company may terminate by legal defeasance the obligations of the Company and the Guarantors with respect to one series of Securities without terminating their obligations with respect to the other series of Securities.

(c) Covenant Defeasance. The Company and the Guarantors may, subject as provided herein, be released from their respective obligations to comply with, and shall have no liability in respect of any term, condition or limitation, set forth in Sections 3.07, 3.08, 3.09 and 4.01 and in Article IX, and such omission to comply with any of Sections 3.07, 3.08, 3.09 and 4.01 and Article IX shall not constitute an Event of Default with respect to a series of Securities under Section 5.01 (“Covenant Defeasance”), with the remainder of this Indenture and such Securities unaffected thereby if:

(i) the Company or the Guarantors have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders of such series of Securities (A) cash in an amount, or (B) U.S. Government Obligations, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of and premium, if any and interest on all Securities of such series on each date that such principal, premium, if any, or interest is due and payable and to pay all other sums payable by it hereunder with respect to such series of Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities as the same shall become due;

(ii) the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to the Covenant Defeasance contemplated by this provision have been complied with, and an Opinion of Counsel to the same effect;

(iii) no Default or Event of Default with respect to such series of Securities shall have occurred and be continuing on the date of such deposit or, insofar as clauses (iv) and (v) of Section 5.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(iv) the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that the Holders of Securities of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.01(c) and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised;

(v) such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of the Guarantors is a party or by which it is bound;

(vi) such Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b); and

(vii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(d) In order to have money available on a payment date to pay principal of or premium, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

(e) The Company may exercise its option under Section 7.01(b) notwithstanding its prior exercise of its Covenant Defeasance option under Section 7.01(c).

(f) For the avoidance of doubt, it is understood that the Company may exercise its covenant defeasance option with respect to one series of Securities without affecting the obligations of the Company and the Guarantors with respect to the other series of Securities.

SECTION 7.02. Application of Trust Money. The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on Securities with respect to which the deposit was made.

SECTION 7.03. Repayment to Company or a Guarantor. The Trustee and the Paying Agent shall promptly pay to the Company or a Guarantor upon written request any excess money or securities held by them at any time. Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company or a Guarantor upon written request any money held by them for the payment of principal of, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be sent to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as unsecured general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 7.04. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture and the relevant series of Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01; provided, however, that if the Company or the Guarantors have made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

ARTICLE VIII

AMENDMENTS

SECTION 8.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities of any series or waive any provision hereof or thereof without the consent of any Holder:

(i) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of such series any property or assets;

(ii) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Section 4.01 or 4.02;

(iii) to add to the covenants of the Company or the Guarantors such further covenants, restrictions, conditions or provisions as the Company or the Guarantors and the Trustee shall consider to be for the protection of the Holders of Securities of such series, to surrender any right or power herein conferred upon the Company or the Guarantors, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default with respect to such series of Securities permitting the enforcement of all or any of the several remedies provided in this Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(iv) to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, provided that no such action shall adversely affect the interests of the Holders of the Securities of such series;

(v) to provide for uncertificated Securities of such series in addition to or in place of certificated Securities of such series, provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(vi) to provide for the issuance of Exchange Securities of such series and related Guarantees or Additional Securities of such series and related Guarantees in accordance with this Indenture;

(vii) to effect or maintain, or otherwise comply with the requirements of the SEC in connection with, the qualification of this Indenture under the TIA;

(viii) to reflect the addition of a new Guarantor or release of any Guarantor from its Guarantee of the Securities of such series, in the manner provided herein;

(ix) to effect any provision of this Indenture;

(x) to conform the text of this Indenture or the Securities to the “Description of the Notes” set forth in the Offering Memorandum to the extent such provision in the “Description of the Notes” was intended to be a verbatim, or substantially verbatim, recitation of provision if this Indenture or the Securities (which intent may be evidenced by an Officer’s Certificate to such effect); or

(xi) to make any other change that does not adversely affect the rights of any Holder.

Upon the request of the Company and the Guarantors and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture entered into effect any such amendment, supplement or waiver.

SECTION 8.02. With Consent of Holders. Except as provided in Section 8.01 or below in this Section 8.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or each series of the Securities with the consent (including consents obtained in connection with a tender offer or exchange offer for such Securities or a solicitation of consents in respect of such Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities of such series then outstanding on equal terms) of the Holders of a majority in aggregate principal amount of the Securities of such series then outstanding affected thereby.

The Holders of a majority in aggregate principal amount of the Securities of any series then outstanding may waive compliance in a particular instance by the Company or the Guarantors with any provision of this Indenture or the Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for such Securities or a solicitation of consents in respect of such Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities of such series then outstanding on equal terms).

Upon the request of the Company and the Guarantors and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver. After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall send to the Holders of each Security of the series affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Without the consent of each Holder of the series affected, an amendment, supplement or waiver under this Section 8.02 may not:

(i) extend the final maturity of the principal of any of the Securities of such series;

(ii) reduce the principal amount of any of the Securities of such series;

(iii) reduce the rate or extend the time of payment of interest, including default interest, on any of the Securities of such series;

(iv) reduce any amount payable on redemption of any of the Securities of such series;

(v) change the currency in which the principal of or premium, if any, or interest on any of the Securities of such series is payable;

(vi) impair the right to institute suit for the enforcement of any payment of principal of or premium, if any, or interest on any Security of such series pursuant to Sections 5.07 and 5.08, except as limited by Section 5.06;

(vii) make any change in the percentage of principal amount of the Securities of such series necessary to waive compliance with or to modify certain provisions of this Indenture pursuant to Section 5.04 or 5.07 or this clause of this Section 8.02; or

(viii) waive a continuing Default or Event of Default in the payment of principal of or premium, if any, if any, or interest, including default interest, on the Securities of such series.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Securities as of a record date fixed by the Company in accordance with Section 8.04 of this Indenture.

SECTION 8.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents. A consent to an amendment, a supplement or a waiver by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation at any time prior to (but not after) the date the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite aggregate principal amount of Securities of the applicable series have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action with respect to the Securities under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date, and for this purpose the Securities then outstanding shall be computed as of such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the aggregate principal amount of the Securities required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (i) through (viii) of Section 8.02. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

SECTION 8.05. Notation on or Exchange of Securities. If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

SECTION 8.06. Trustee to Sign Amendments, etc. The Trustee shall sign any supplemental indenture authorized pursuant to this Article VIII if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such supplemental indenture, the Trustee shall receive, and subject to Section 6.01, shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officer’s Certificate, as conclusive evidence that all conditions precedent to such supplemental indenture have been complied with, that such supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms.

ARTICLE IX

GUARANTEES OF SECURITIES

SECTION 9.01. Unconditional Guarantees.

(a) Subject to this Article IX, for value received, the Guarantors hereby, jointly and severally, fully, irrevocably, unconditionally and absolutely guarantee to the Holders and to the Trustee the due and punctual payment of the principal of and premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture, the Securities and the Guarantees) (collectively, the “Indenture Obligations”), when and as such principal, premium, if any, and interest and such other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of the Securities and this Indenture. The guarantees by the Guarantors set forth in this Article IX are referred to herein as the “Guarantees.” Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, the Guarantors will be, jointly and severally, obligated to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). The Guarantees are intended to be general, unsecured, senior obligations of each Guarantor and to rank pari passu in right of payment with all indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantees of such Guarantor. Each Guarantor hereby agrees that its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the obligations and liabilities of any other obligor with respect to the Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof with respect to the same, the recovery of any judgment against the Company, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor.

Each Guarantor hereby agrees that in the event of a default in payment of the principal of or premium, if any, or interest on the Securities of any series or any other amounts payable under this Indenture and such Securities by the Company, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 5.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against any Guarantor to enforce the Guarantees of such series without first proceeding against the Company.

(c) To the fullest extent permitted by applicable law, the obligations of a Guarantor under this Article IX shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of any other obligor with respect to the Securities contained in any of the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, the Guarantors or any of their respective estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, the Guarantors or the Trustee of any rights or remedies under any of the Securities or this Indenture or its delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Securities, including all or any part of the rights of the Company or the Guarantors under this Indenture, (v) the extension of the time for payment by the Company or the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Securities or this Indenture or of the time for performance by the Company or the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation set forth in this Indenture of any other obligor with respect to the Securities, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, either of the Company or the Guarantors or any of its assets, or the disaffirmance of any of the Securities, the Guarantees or this Indenture in any such proceeding, (viii) the release or discharge of the Company or the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the obligations of any of the other obligors under the Securities, the Guarantees or this Indenture, (x) any change in the name, business, capital structure, corporate or comparable existence, or ownership of the Company or the Guarantors, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or the Guarantors.

(d) Each Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or such Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees without notice to them and (iii) covenants that its Guarantees will not be discharged except by complete performance of the Guarantees or of the obligations guaranteed thereby. Each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantees is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of such Guarantor, the Guarantees shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) (i) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Securities until all of the Securities and the Guarantees thereof shall have been paid in full or discharged.

(ii) Each Guarantor and, by its acceptance of Securities of any series, each Holder of such series of Securities hereby confirm that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of such series and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article IX, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Until such time as the Securities of such series are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under Federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article IX. Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to seek contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(f) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article IX and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article IX shall limit the right of the Trustee or the Holders to take any action to accelerate the Maturity of the Securities of either series pursuant to Article V or to pursue any rights or remedies hereunder or under applicable law.

(g) Subsequent to the date of this Indenture, in the event a Subsidiary (other than a Guarantor) is required by Section 3.08 to guarantee the Company’s obligations under the Securities and this Indenture, the Company shall cause such Subsidiary to execute a supplement to this Indenture in accordance with Section 3.08, Section 8.01 and this Article IX, to the extent applicable.

SECTION 9.02. Execution and Delivery of Notation of Guarantees. To further evidence the Guarantees, each Guarantor hereby agrees that a notation of such Guarantee may be endorsed on each Security authenticated and delivered by the Trustee and that such notation shall be executed by either manual or facsimile signature of an Officer of such Guarantor. Each Guarantor hereby agrees that its Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor’s guarantee of such Security shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 9.03. Releases of Guarantors.

(a) If the Company satisfies and discharges this Indenture or exercises its legal or covenant defeasance option with respect to the Securities of any series, as set forth in Section 7.01 hereof, then any Guarantee will be released with respect to that series.

(b) If no Event of Default has occurred and is continuing under this Indenture, a Guarantor will be automatically and unconditionally released and discharged from its Guarantee:

(1) at any time after June 1, 2018, upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Company, of all of the Company’s direct or indirect limited partnership, limited liability or other equity interests in the Guarantor; provided, however, that the foregoing shall not be prohibited, prior to June 1, 2018, upon delivery of notice by the Company to the Trustee given in conformity with Section 11.02 that such sale, exchange or transfer shall have been consummated in accordance with and permitted by, or waived pursuant to, the conditions set forth in the Credit Agreement or the Company’s Funded Debt that is in existence at such time;

(2) automatically upon the merger of the Guarantor into the Company or any other Guarantor or the liquidation and dissolution of the Guarantor; or

(3) at any time after June 1, 2018 and following the delivery of notice by the Company to the Trustee given in conformity with Section 11.02, upon release of all guarantees or other obligations of the Guarantor with respect to any Funded Debt of the Company, except the Securities.

(c) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article IX.

(d) If at any time after June 1, 2018 and following the release of a Guarantor from its Guarantee of the Securities pursuant to clause (b)(3) of this Section, the Guarantor again guarantees or co-issues any of the Company’s Funded Debt (other than obligations under this Indenture) then the Company will cause such Guarantor to again guarantee the Securities in accordance with Section 3.08 of this Indenture.

ARTICLE X

REDEMPTION

SECTION 10.01. Notices to Trustee. If the Company elects to redeem the Securities of a series pursuant to the redemption provisions of Section 3.10 or 10.07, it shall furnish to the Trustee, at least five days before notice of such redemption is to be given pursuant to Section 10.03 (unless a shorter period is acceptable to the Trustee), an Officer’s Certificate setting forth the Redemption Date, the principal amount of such Securities to be redeemed and the Redemption Price (or the method of calculating the Redemption Price).

SECTION 10.02. Selection of Securities to be Redeemed. If less than all of the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by such method in its sole discretion as it shall deem fair and appropriate (or, in the case of Securities represented by a Global Security, in accordance with the Applicable Procedures). The particular Securities to be redeemed shall be selected by the Trustee from the outstanding Securities not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 10.03. Notices to Holders of Optional Redemption.

(a) At least 20 days but not more than 60 days before an optional Redemption Date, the Company shall give in conformity with Section 11.02 a notice of optional redemption to each Holder whose Securities are to be redeemed pursuant to Section 3.10 or 10.07. The notice shall identify the Securities to be redeemed (including CUSIP, ISIN or similar numbers, if any) and shall state:

(i) the Redemption Date;

(ii) the Redemption Price (or the method of calculating the Redemption Price);

(iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

(iv) the name and address of the Paying Agent;

(v) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

(vi) that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities; and

(vii) the aggregate principal amount of Securities being redeemed.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

(b) At the Company’s request, the Trustee shall give the notice required in Section 10.03(a) in the Company’s name; provided, however, that the Officer’s Certificate delivered pursuant to Section 10.01 also requests that the Trustee give such notice and sets forth the additional information to be stated in such notice as provided in Section 10.03(a).

SECTION 10.04. Effect of Notices of Redemption. Securities called for redemption will become due on the Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Securities or portions of Securities called for redemption unless the Company defaults in the payment of the Redemption Price. Upon surrender to the Paying Agent of Securities called for redemption, such Securities shall be paid out at the Redemption Price, plus accrued and unpaid interest to, but not including, the Redemption Date; provided, however, that if the Redemption Date is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the redeemed Securities are registered on such record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 10.05. Deposit of Redemption Price. At or prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the Redemption Price of all Securities to be redeemed on that date, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose less the expenses of the Trustee as provided herein.

If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed (whether or not such Securities are presented for payment) will cease to accrue on the applicable Redemption Date. If any Security called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest will be paid, to the extent lawful, on the unpaid principal or premium, if any, from the Redemption Date until such principal or premium, if any, is paid and on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 3.01.

SECTION 10.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 10.07. Optional Redemption. The Securities of a series may be redeemed at any time at the option of the Company and on such terms and subject to such conditions (including conditions precedent) as are specified in such Securities. For the avoidance of doubt, it is understood that the Company may redeem one series of Securities without redeeming any other series of Securities.

Any redemption pursuant to this Section 10.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 10.01 through 10.06.

SECTION 10.08. Mandatory Redemption. Except for the Special Mandatory Redemption pursuant to Section 10.09 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 10.09. Special Mandatory Redemption.

(a) In the event that the Spin Off Distribution is not consummated on or prior to October 2, 2015, the Company shall be required to redeem all of the Securities, upon at least five but no more than ten Business Days’ prior notice to the Holders given in conformity with Section 11.02 within five Business Days following October 2, 2015, at a Redemption Price for each series of Securities equal to 101% of aggregate principal amount of Securities to be redeemed (the “Mandatory Redemption Price”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(b) The Company may, at its option, redeem the Securities in whole, but not in part, at the Mandatory Redemption Price, plus accrued and unpaid interest thereon to, but not including, the Redemption Date, if, prior to October 2, 2015, the Company determines in its sole discretion, that the Spin Off Distribution will not occur on or prior to that date, upon at least five but no more than ten Business Days’ prior notice to the Holders given in conformity with Section 11.02 within five Business Days following October 2, 2015.

(c) Notice of mandatory redemption pursuant to this Section 10.09 (a) or (b) shall be delivered electronically (for Global Securities) or mailed, by first class mail, to each Holder whose Securities are to be redeemed at its registered address and shall state: (i) the Redemption Date; (ii) the Mandatory Redemption Price; (iii) the name and address of the Paying Agent; (iv) that Securities called for mandatory redemption must be surrendered to the Paying Agent at the address specified in the notice to collect the Mandatory Redemption Price; (v) that on the Redemption Date, the Mandatory Redemption Price shall become due and payable; and (vi) that, unless the Company defaults in making the redemption payment, the Securities of each series shall cease to bear interest on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Mandatory Redemption Price upon surrender to the Paying Agent of the Securities.

(d) Notice of any mandatory redemption shall be given by the Company or, at the Company’s request and upon provision of such notice information at least five Business Days (unless the Trustee consents to a shorter period) prior to the date notice of mandatory redemption is to be given to the Holders, by the Trustee in the name and at the expense of the Company.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls. Any reference to a requirement under the TIA shall apply to this Indenture irrespective of whether or not this Indenture is then qualified thereunder. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA (or in any other indenture qualified thereunder), the provision required by the TIA shall control.

SECTION 11.02. Notices. Any notice or other communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in person, by facsimile or by overnight air courier guaranteeing next day delivery or if mailed by first-class mail (registered or certified, return receipt requested), in each case to the other’s address:

If to either the Company or any of the Guarantors, to it at:

c/o Columbia Pipeline Group, Inc.

5151 San Felipe St., Suite 2500

Houston, Texas 77056

Attention: Vice President & Deputy General Counsel, Corporate & Commercial

Facsimile: (713) 386-3490

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Facsimile (713) 615-5883

Attention: Gillian Hobson

If to the Trustee:

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Attention: Corporate Trust Services

Facsimile: (713) 235-9213

Each of the Company, the Guarantors and the Trustee by notice to the others may designate additional or different addresses for subsequent notices or other communications.

All notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or other communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar; provided, however, if the Holder is the Depositary (or its nominee) any notice or other communication to such Holder shall be given in accordance with the Depositary’s rules and procedures. Failure to give a notice or other communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or other communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

If the Company or any of the Guarantors sends a notice or other communication to Holders, it shall send a copy to the Trustee at the same time.

All notices or other communications, including, without limitation, notices to the Trustee, the Company or the Guarantors by Holders, shall be in writing and in the English language.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice or other communication required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Securities or the Guarantees. The Company, the Guarantors, the Trustee, each Agent and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company or the Guarantors shall, if requested by the Trustee, furnish to the Trustee, as applicable:

(i) an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. Legal Holidays. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.08. No Recourse Against Others. A director, officer, employee or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.09. Governing Law; Jury Trial Waiver. This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.10. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture, the Securities or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the competent federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in Section 11.02 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that a Related Proceeding has been brought in an inconvenient forum.

SECTION 11.11. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantors or any other Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12. Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.13. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14. Counterpart Originals. The parties may sign any number of copies of this Indenture by manual or facsimile signature. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.15. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, as amended ) (the “USA Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 11.16. Force Majeure. In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it beyond understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.17. Table of Contents, Headings, etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:

COLUMBIA PIPELINE GROUP, INC.

By:	/s/ David J. Vajda
	Name:	David J. Vajda
	Title:	Vice President, Treasurer and
Chief Risk Officer

Guarantors:

COLUMBIA ENERGY GROUP
CPG OPCO GP LLC

By:	/s/ David J. Vajda
	Name:	David J. Vajda
	Title:	Vice President, Treasurer and
Chief Risk Officer

CPG OPCO LP

By: CPG OPCO GP LLC, its general partner

By:	/s/ David J. Vajda
	Name:	David J. Vajda
	Title:	Vice President, Treasurer and
Chief Risk Officer

Trustee:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President

EXHIBIT A1

FACE OF 2018 NOTE

GLOBAL SECURITY LEGEND

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

*	These paragraphs should be included only if the Security is a Global Security.

Exhibit A1-1

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE ONLY (A) TO COLUMBIA PIPELINE GROUP, INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE

Exhibit A1-2

CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.**

**	These paragraphs should be included only if the Security is a Restricted Definitive Security or a Restricted Global Security.

Exhibit A1-3

COLUMBIA PIPELINE GROUP, INC.

2.45% SENIOR NOTE DUE 2018

No.

CUSIP No.	$

Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”), for value received promises to pay to                     or registered assigns, the principal sum of                     Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Securities on the other side of this Security*] on June 1, 2018.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

COLUMBIA PIPELINE GROUP, INC.

By:
Name:
Title:

Certificate of Authentication:

This is one of

the Securities referred to in the within-

mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

*	This phrase should be included only if the Security is a Global Security.

Exhibit A1-4

REVERSE OF SECURITY

COLUMBIA PIPELINE GROUP, INC.

2.45% SENIOR NOTE DUE 2018

This Security is one of a duly authorized issue of 2.45% Senior Notes due 2018 (the “Securities”) of Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”).

1. Interest. The Company promises to pay interest on the principal amount of this Security at a rate of 2.45% per annum until Maturity. The Company will pay interest semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), beginning on December 1, 2015, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Security will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from May 22, 2015; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Further, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at the rate then in effect on the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on this Security (except defaulted interest) to the Persons who are registered Holders of this Security at the close of business on the record date next preceding the Interest Payment Date, even if this Security is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payments of principal and premium, if any. The Company will pay the principal of and premium, if any, and interest on this Security in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the Corporate Trust Office of the Trustee or at the office or agency of the Paying Agent maintained for such purpose in The City of New York or, at its option, by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Ranking and Guarantees. This Security is a senior unsecured obligation of the Company and is guaranteed pursuant to guarantees (the “Guarantees”) by the Guarantors. Reference is made to Article IX of the Indenture for the term relating to the Guarantees, including the release, termination and discharge thereof. The Guarantees are senior unsecured obligations of the Guarantors.

Exhibit A1-5

4. Optional Redemption; Mandatory Redemption; Purchases upon Change of Control Triggering Event.

(a) Prior to maturity date, this Security is redeemable, at the Company’s option, at any time in whole, or from time to time in part, at a Redemption Price equal to the greater of (1) 100% of the principal amount of this Security to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (at the rate in effect on the date of calculation of the Redemption Price) (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Optional Redemption Treasury Yield, plus 25 basis points, plus, in either case, accrued and unpaid interest to, but not including, the Redemption Date.

“Independent Investment Banker” J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., or Scotia Capital (USA) Inc. (and their respective successors), or, if each of such firms is unwilling or unable to select the applicable Optional Redemption Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Optional Redemption Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to this Security.

“Optional Redemption Comparable Treasury Price” means, with respect to any Redemption Date and as determined by the Independent Investment Banker, (1) the average of Optional Redemption Reference Treasury Dealer Quotations obtained by the Independent Investment Banker for the applicable Redemption Date, after excluding the highest and lowest of the Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four of such Optional Redemption Reference Treasury Dealer Quotations, the average of all of such Optional Redemption Reference Treasury Dealer Quotations.

“Optional Redemption Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Optional Redemption Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. (or their respective affiliates which are Primary Treasury Dealers), and a Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA), Inc. and any other Primary Treasury Dealer designated by, and not affiliated with J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and Scotia Capital (USA) Inc., or their respective successors, provided, however, that if any of the foregoing, or any of their respective designees, ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company.

Exhibit A1-6

“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and any Redemption Date for this Security, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Optional Redemption Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Optional Redemption Treasury Yield” means, with respect to any Redemption Date applicable to this Security, the rate per annum equal to the semi-annual equivalent yield to maturity (computed by the Independent Investment Banker as of the third Business Day immediately preceding such Redemption Date) of the Optional Redemption Comparable Treasury Issue, assuming a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Optional Redemption Comparable Treasury Price for such Redemption Date.

(b) Except for the Special Mandatory Redemption described in the next paragraph, the Company is not required to make mandatory redemption or sinking fund payments with respect to this Security.

As set forth in Section 10.09 of the Indenture, in the event that the Spin Off Distribution is not consummated on or prior to October 2, 2015, the Company shall be required to redeem all of the Securities, upon at least five but no more than ten Business Days’ prior notice to the Holders given in conformity with Section 11.02 of the Indenture within five Business Days following October 2, 2015, at the Mandatory Redemption Price, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. The Company may, at its option, redeem the Securities in whole, but not in part, at the Mandatory Redemption Price, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, if, prior to October 2, 2015, the Company determines in its sole discretion, that the Spin Off Distribution will not occur on or prior to that date, upon at least five but no more than ten Business Days’ prior written notice to the Holders given in conformity with Section 11.02 of the Indenture within five Business Days following October 2, 2015.

(c) Upon the occurrence of a Change of Control Triggering Event with respect to the Securities, the Holder shall have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of this Security, pursuant to a Change of Control Offer made in accordance with Section 3.10 of the Indenture, at a purchase price in cash equal to 101% of the principal amount hereof, plus accrued and unpaid interest hereon to, but not including, the Change of Control Payment Date (subject to the right of the holder of record of this Security on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 3.10 of the Indenture), except to the extent that the Company shall have exercised its right to redeem this Security pursuant to the preceding paragraph (a).

Exhibit A1-7

(d) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw their Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, purchases all of the Securities validly tendered and not withdrawn by such holders, the Company shall have the right, upon not less than 20 nor more than 60 days’ prior notice, given in conformity with Section 11.02 of the Indenture not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem this Security and all other Securities that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of the holder of record of this Security on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 10.04 of the Indenture).

5. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

6. Indenture. The Company issued this Security under an Indenture dated as of May 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors, and U.S. Bank National Association (the “Trustee”). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). This Security and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Company. The Company initially has issued $500,000,000 aggregate principal amount of Securities. The Company may issue Additional Securities of the same series as this Security under the Indenture, provided that no such Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code. Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.

7. Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged only as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

8. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

Exhibit A1-8

9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or this Security may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities, and compliance in a particular instance by the Company or the Guarantors with any provision of the Indenture with respect to the Securities may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities) by the Holders of a majority in aggregate principal amount of the Securities then outstanding in accordance with the terms of Section 8.02 of the Indenture. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Security as provided in Section 8.01 of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of this Security as of a record date fixed by the Company in accordance with the terms of the Indenture.

10. Defaults and Remedies. Events of Default with respect to this Security include: (i) default in the payment of the principal of or premium, if any, on any Security at its Maturity, and continuance of such default for a period of 10 days; or (ii) default in the payment of interest, upon any of the Securities when they become due and payable, and continuance of such default for a period of 30 days; or (iii) default in the performance or observance, or breach, of any covenant of the Company or the Guarantors in any Security or the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in Section 5.01 of the Indenture specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, in conformity with Section 11.02 of the Indenture, to the Company and the Guarantors by the Trustee or to the Company, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or (iv) certain events specified in the Indenture relating to the bankruptcy, insolvency or reorganization of the Company or a Guarantor; or (vi) the Guarantees cease to be in full force and effect or become unenforceable or invalid or are declared null and void (other than in accordance with the terms of such Guarantees) or a Guarantor denies or disaffirms its obligations under such Guarantees.

If an Event of Default (other than an Event of Default referred to in clause (iv) of the preceding paragraph) with respect to this Security occurs and is continuing, the Trustee by notice to the Company and the Guarantors, or by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company, the Guarantors and the Trustee, may declare all of the then outstanding Securities to be due and payable immediately. If an Event of Default referred to in such clause (iv) occurs, acceleration of all amounts payable on the Securities shall be automatic. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus premium, if any, and accrued and unpaid interest to the date of payment. Holders may not enforce the Indenture or this Security except as provided in the Indenture. The Trustee does require indemnity reasonably satisfactory to it before it enforces the Indenture or this Security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then

Exhibit A1-9

outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default with respect to the Securities (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. Each of the Company and the Guarantors must furnish an annual compliance certificate to the Trustee.

11. Discharge or Defeasance Prior to Maturity. The Indenture shall be satisfied and discharged with respect to this Security upon the payment of all of the Securities, and it may be satisfied and discharged (except for certain obligations) upon the irrevocable deposit with the Trustee of cash, or U.S. Government Obligations or a combination thereof sufficient for such payment. The Indenture also contains provisions for defeasance of (i) the entire indebtedness of the Company on the Securities and (ii) certain restrictive covenants and the related Events of Default with respect to this Security, subject to compliance by the Company with certain conditions set forth in the Indenture.

12. Trustee Dealings with the Company and the Guarantors. The Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Company, the Guarantors or any of their Affiliates with the same rights it would have if it were not the Trustee.

13. No Recourse Against Others. A director, officer, employee or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under this Security, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

14. Authentication. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Security has been authenticated under the Indenture.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holders of this Security. No representation is made as to the correctness of such number either as printed on this Security or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Exhibit A1-10

17. [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities will have the rights set forth in the Registration Rights Agreement, dated as of May 22, 2015, among the Company, the Guarantors and the other parties named on the signature pages thereof.]☐*

18. Governing Law. The Indenture, this Security and the Guarantees shall be governed by and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

Columbia Pipeline Group, Inc.

5151 San Felipe St., Suite 2500

Houston, Texas 77056

Facsimile: (713) 386-3490

Attention: Vice President & Deputy General Counsel, Corporate & Commercial

*	Delete for Exchange Security

Exhibit A1-11

FORM OF NOTATION ON SECURITY

RELATING TO GUARANTEES

The Guarantors (which term includes any successor Person in such capacity under the Indenture), have, jointly and severally, fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and premium, if any, and interest on these Securities and all other amounts due and payable under the Indenture by the Company with respect to these Securities.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

Guarantors:

CPG OPCO LP

By: CPG OPCO GP LLC, its general partner

By:
Name:
Title:

COLUMBIA ENERGY GROUP

By:
Name:
Title:

CPG OPCO GP LLC

By:
Name:
Title:

Exhibit A1-12

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                            as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

Exhibit A1-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY**

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory or Trustee

**	This Schedule should be included only if the Security is a Global Security.

Exhibit A1-14

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 3.10 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.10 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:**

**	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A1-15

EXHIBIT A2

FACE OF 2020 NOTE

GLOBAL SECURITY LEGEND

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

*	These paragraphs should be included only if the Security is a Global Security.

Exhibit A2-1

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE ONLY (A) TO COLUMBIA PIPELINE GROUP, INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE

Exhibit A2-2

CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.**

**	These paragraphs should be included only if the Security is a Restricted Definitive Security or a Restricted Global Security.

Exhibit A2-3

COLUMBIA PIPELINE GROUP, INC.

3.30% SENIOR NOTE DUE 2020

No.

CUSIP No.	$

Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”), for value received promises to pay to             or registered assigns, the principal sum of             Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Securities on the other side of this Security*] on June 1, 2020.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

COLUMBIA PIPELINE GROUP, INC.

By:
Name:
Title:

Certificate of Authentication:

This is one of

the Securities referred to in the within-

mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

*	This phrase should be included only if the Security is a Global Security.

Exhibit A2-4

REVERSE OF SECURITY

COLUMBIA PIPELINE GROUP, INC.

3.30% SENIOR NOTE DUE 2020

This Security is one of a duly authorized issue of 3.30% Senior Notes due 2020 (the “Securities”) of Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”).

1. Interest. The Company promises to pay interest on the principal amount of this Security at a rate of 3.30% per annum until Maturity. The Company will pay interest semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), beginning on December 1, 2015, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Security will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from May 22, 2015; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Further, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at the rate then in effect on the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on this Security (except defaulted interest) to the Persons who are registered Holders of this Security at the close of business on the record date next preceding the Interest Payment Date, even if this Security is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payments of principal and premium, if any. The Company will pay the principal of and premium, if any, and interest on this Security in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the Corporate Trust Office of the Trustee or at the office or agency of the Paying Agent maintained for such purpose in The City of New York or, at its option, by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Ranking and Guarantees. This Security is a senior unsecured obligation of the Company and is guaranteed pursuant to guarantees (the “Guarantees”) by the Guarantors. Reference is made to Article IX of the Indenture for the term relating to the Guarantees, including the release, termination and discharge thereof. The Guarantees are senior unsecured obligations of the Guarantors.

Exhibit A2-5

4. Optional Redemption; Mandatory Redemption; Purchases upon Change of Control Triggering Event.

(a) Prior to the Par Call Date, this Security is redeemable, at the Company’s option, at any time in whole, or from time to time in part, at a Redemption Price equal to the greater of (1) 100% of the principal amount of this Security to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (at the rate in effect on the date of calculation of the Redemption Price) that would be due if this Security matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Optional Redemption Treasury Yield, plus 30 basis points, plus, in any case, accrued and unpaid interest to, but not including, the Redemption Date. On or after the Par Call Date, this Security is redeemable, at the Company’s option, at any time in whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of this Security to be redeemed plus accrued and unpaid interest to, but not including, the Redemption Date.

“Independent Investment Banker” J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., or Scotia Capital (USA) Inc. (and their respective successors), or, if each of such firms is unwilling or unable to select the applicable Optional Redemption Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Optional Redemption Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security, calculated as if the maturity date of this Security were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of this Security.

“Optional Redemption Comparable Treasury Price” means, with respect to any Redemption Date and as determined by the Independent Investment Banker, (1) the average of Optional Redemption Reference Treasury Dealer Quotations obtained by the Independent Investment Banker for the applicable Redemption Date, after excluding the highest and lowest of the Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four of such Optional Redemption Reference Treasury Dealer Quotations, the average of all of such Optional Redemption Reference Treasury Dealer Quotations.

“Optional Redemption Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Optional Redemption Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. (or their respective affiliates which are Primary Treasury Dealers), and a Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA),

Exhibit A2-6

Inc. and any other Primary Treasury Dealer designated by, and not affiliated with J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and Scotia Capital (USA) Inc., or their respective successors, provided, however, that if any of the foregoing, or any of their respective designees, ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company.

“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and any Redemption Date for this Security, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Optional Redemption Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Optional Redemption Treasury Yield” means, with respect to any Redemption Date applicable to this Security, the rate per annum equal to the semi-annual equivalent yield to maturity (computed by the Independent Investment Banker as of the third Business Day immediately preceding such Redemption Date) of the Optional Redemption Comparable Treasury Issue, assuming a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Optional Redemption Comparable Treasury Price for such Redemption Date.

“Par Call Date” means May 1, 2020.

(b) Except for the Special Mandatory Redemption described in the next paragraph, the Company is not required to make mandatory redemption or sinking fund payments with respect to this Security.

As set forth in Section 10.09 of the Indenture, in the event that the Spin Off Distribution is not consummated on or prior to October 2, 2015, the Company shall be required to redeem all of the Securities, upon at least five but no more than ten Business Days’ prior notice to the Holders given in conformity with Section 11.02 of the Indenture within five Business Days following October 2, 2015, at the Mandatory Redemption Price, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. The Company may, at its option, redeem the Securities in whole, but not in part, at the Mandatory Redemption Price, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, if, prior to October 2, 2015, the Company determines in its sole discretion, that the Spin Off Distribution will not occur on or prior to that date, upon at least five but no more than ten Business Days’ prior written notice to the Holders given in conformity with Section 11.02 of the Indenture within five Business Days following October 2, 2015.

(c) Upon the occurrence of a Change of Control Triggering Event with respect to the Securities, the Holder shall have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of this Security, pursuant to a Change of Control Offer made in accordance with Section 3.10 of the Indenture, at a purchase price in cash equal to 101% of the principal amount hereof, plus accrued and unpaid interest

Exhibit A2-7

hereon to, but not including, the Change of Control Payment Date (subject to the right of the holder of record of this Security on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 3.10 of the Indenture), except to the extent that the Company shall have exercised its right to redeem this Security pursuant to the preceding paragraph (a).

(d) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw their Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, purchases all of the Securities validly tendered and not withdrawn by such holders, the Company shall have the right, upon not less than 20 nor more than 60 days’ prior notice, given in conformity with Section 11.02 of the Indenture not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem this Security and all other Securities that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of the holder of record of this Security on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 10.04 of the Indenture).

5. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

6. Indenture. The Company issued this Security under an Indenture dated as of May 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors, and U.S. Bank National Association (the “Trustee”). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). This Security and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Company. The Company initially has issued $750,000,000 aggregate principal amount of Securities. The Company may issue Additional Securities of the same series as this Security under the Indenture, provided that no such Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code. Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.

7. Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged only as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

Exhibit A2-8

8. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or this Security may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities, and compliance in a particular instance by the Company or the Guarantors with any provision of the Indenture with respect to the Securities may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities) by the Holders of a majority in aggregate principal amount of the Securities then outstanding in accordance with the terms of Section 8.02 of the Indenture. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Security as provided in Section 8.01 of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of this Security as of a record date fixed by the Company in accordance with the terms of the Indenture.

10. Defaults and Remedies. Events of Default with respect to this Security include: (i) default in the payment of the principal of or premium, if any, on any Security at its Maturity, and continuance of such default for a period of 10 days; or (ii) default in the payment of interest upon any of the Securities when they become due and payable, and continuance of such default for a period of 30 days; or (iii) default in the performance or observance, or breach, of any covenant of the Company or the Guarantors in any Security or the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in Section 5.01 of the Indenture specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, in conformity with Section 11.02 of the Indenture, to the Company and the Guarantors by the Trustee or to the Company, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or (iv) certain events specified in the Indenture relating to the bankruptcy, insolvency or reorganization of the Company or a Guarantor; or (vi) the Guarantees cease to be in full force and effect or become unenforceable or invalid or are declared null and void (other than in accordance with the terms of such Guarantees) or a Guarantor denies or disaffirms its obligations under such Guarantees.

If an Event of Default (other than an Event of Default referred to in clause (iv) of the preceding paragraph) with respect to this Security occurs and is continuing, the Trustee by notice to the Company and the Guarantors, or by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company, the Guarantors and the Trustee, may declare all of the then outstanding Securities to be due and payable immediately. If an Event of Default referred to in such clause (iv) occurs, acceleration of all

Exhibit A2-9

amounts payable on the Securities shall be automatic. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus premium, if any, and accrued and unpaid interest to the date of payment. Holders may not enforce the Indenture or this Security except as provided in the Indenture. The Trustee does require indemnity reasonably satisfactory to it before it enforces the Indenture or this Security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default with respect to the Securities (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. Each of the Company and the Guarantors must furnish an annual compliance certificate to the Trustee.

11. Discharge or Defeasance Prior to Maturity. The Indenture shall be satisfied and discharged with respect to this Security upon the payment of all of the Securities, and it may be satisfied and discharged (except for certain obligations) upon the irrevocable deposit with the Trustee of cash, or U.S. Government Obligations or a combination thereof sufficient for such payment. The Indenture also contains provisions for defeasance of (i) the entire indebtedness of the Company on the Securities and (ii) certain restrictive covenants and the related Events of Default with respect to this Security, subject to compliance by the Company with certain conditions set forth in the Indenture.

12. Trustee Dealings with the Company and the Guarantors. The Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Company, the Guarantors or any of their Affiliates with the same rights it would have if it were not the Trustee.

13. No Recourse Against Others. A director, officer, employee or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under this Security, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

14. Authentication. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Security has been authenticated under the Indenture.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holders of this Security. No representation is made as to the correctness of such number either as printed on this Security or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Exhibit A2-10

17. [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities will have the rights set forth in the Registration Rights Agreement, dated as of May 22, 2015, among the Company, the Guarantors and the other parties named on the signature pages thereof.]☐†

18. Governing Law. The Indenture, this Security and the Guarantees shall be governed by and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

Columbia Pipeline Group, Inc.

5151 San Felipe St., Suite 2500

Houston, Texas 77056

Facsimile: (713) 386-3490

Attention: Vice President & Deputy General Counsel, Corporate & Commercial

†	Delete for Exchange Security

Exhibit A2-11

FORM OF NOTATION ON SECURITY

RELATING TO GUARANTEES

The Guarantors (which term includes any successor Person in such capacity under the Indenture), have, jointly and severally, fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and premium, if any, and interest on these Securities and all other amounts due and payable under the Indenture by the Company with respect to these Securities.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

Guarantors:

CPG OPCO LP

By: CPG OPCO GP LLC, its general partner

By:
Name:
Title:

COLUMBIA ENERGY GROUP

By:
Name:
Title:

CPG OPCO GP LLC

By:
Name:
Title:

Exhibit A2-12

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                            as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

Exhibit A2-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY**

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory or Trustee

**	This Schedule should be included only if the Security is a Global Security.

Exhibit A2-14

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 3.10 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.10 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:**

**	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A2-15

EXHIBIT A3

FACE OF 2025 NOTE

GLOBAL SECURITY LEGEND

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

*	These paragraphs should be included only if the Security is a Global Security.

Exhibit A3-1

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE ONLY (A) TO COLUMBIA PIPELINE GROUP, INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE

Exhibit A3-2

CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.**

**	These paragraphs should be included only if the Security is a Restricted Definitive Security or a Restricted Global Security.

Exhibit A3-3

COLUMBIA PIPELINE GROUP, INC.

4.50% SENIOR NOTE DUE 2025

No.

CUSIP No.	$

Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”), for value received promises to pay to                     or registered assigns, the principal sum of                     Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Securities on the other side of this Security*] on June 1, 2025.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

COLUMBIA PIPELINE GROUP, INC.

By:
Name:
Title:

Certificate of Authentication:

This is one of

the Securities referred to in the within-

mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

*	This phrase should be included only if the Security is a Global Security.

Exhibit A3-4

REVERSE OF SECURITY

COLUMBIA PIPELINE GROUP, INC.

4.50% SENIOR NOTE DUE 2025

This Security is one of a duly authorized issue of 4.50% Senior Notes due 2025 (the “Securities”) of Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”).

1. Interest. The Company promises to pay interest on the principal amount of this Security at a rate of 4.50% per annum until Maturity. The Company will pay interest semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), beginning on December 1, 2015, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Security will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from May 22, 2015; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Further, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at the rate then in effect on the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on this Security (except defaulted interest) to the Persons who are registered Holders of this Security at the close of business on the record date next preceding the Interest Payment Date, even if this Security is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payments of principal and premium, if any. The Company will pay the principal of and premium, if any, and interest on this Security in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the Corporate Trust Office of the Trustee or at the office or agency of the Paying Agent maintained for such purpose in The City of New York or, at its option, by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Ranking and Guarantees. This Security is a senior unsecured obligation of the Company and is guaranteed pursuant to guarantees (the “Guarantees”) by the Guarantors. Reference is made to Article IX of the Indenture for the term relating to the Guarantees, including the release, termination and discharge thereof. The Guarantees are senior unsecured obligations of the Guarantors.

Exhibit A3-5

4. Optional Redemption; Mandatory Redemption; Purchases upon Change of Control Triggering Event.

(a) Prior to the Par Call Date, this Security is redeemable, at the Company’s option, at any time in whole, or from time to time in part, at a Redemption Price equal to the greater of (1) 100% of the principal amount of this Security to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (at the rate in effect on the date of calculation of the Redemption Price) that would be due if this Security matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Optional Redemption Treasury Yield, plus 35 basis points, plus, in any case, accrued and unpaid interest to, but not including, the Redemption Date. On or after the Par Call Date, this Security is redeemable, at the Company’s option, at any time in whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of this Security to be redeemed plus accrued and unpaid interest to, but not including, the Redemption Date.

“Independent Investment Banker” J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., or Scotia Capital (USA) Inc. (and their respective successors), or, if each of such firms is unwilling or unable to select the applicable Optional Redemption Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Optional Redemption Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security, calculated as if the maturity date of this Security were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of this Security.

“Optional Redemption Comparable Treasury Price” means, with respect to any Redemption Date and as determined by the Independent Investment Banker, (1) the average of Optional Redemption Reference Treasury Dealer Quotations obtained by the Independent Investment Banker for the applicable Redemption Date, after excluding the highest and lowest of the Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four of such Optional Redemption Reference Treasury Dealer Quotations, the average of all of such Optional Redemption Reference Treasury Dealer Quotations.

“Optional Redemption Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Optional Redemption Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. (or their respective affiliates which are Primary Treasury Dealers), and a Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA),

Exhibit A3-6

Inc. and any other Primary Treasury Dealer designated by, and not affiliated with J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and Scotia Capital (USA) Inc., or their respective successors, provided, however, that if any of the foregoing, or any of their respective designees, ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company.

“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and any Redemption Date for this Security, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Optional Redemption Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Optional Redemption Treasury Yield” means, with respect to any Redemption Date applicable to this Security, the rate per annum equal to the semi-annual equivalent yield to maturity (computed by the Independent Investment Banker as of the third Business Day immediately preceding such Redemption Date) of the Optional Redemption Comparable Treasury Issue, assuming a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Optional Redemption Comparable Treasury Price for such Redemption Date.

“Par Call Date” means March 1, 2025.

(b) Except for the Special Mandatory Redemption described in the next paragraph, the Company is not required to make mandatory redemption or sinking fund payments with respect to this Security.

As set forth in Section 10.09 of the Indenture, in the event that the Spin Off Distribution is not consummated on or prior to October 2, 2015, the Company shall be required to redeem all of the Securities, upon at least five but no more than ten Business Days’ prior notice to the Holders given in conformity with Section 11.02 of the Indenture within five Business Days following October 2, 2015, at the Mandatory Redemption Price, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. The Company may, at its option, redeem the Securities in whole, but not in part, at the Mandatory Redemption Price, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, if, prior to October 2, 2015, the Company determines in its sole discretion, that the Spin Off Distribution will not occur on or prior to that date, upon at least five but no more than ten Business Days’ prior written notice to the Holders given in conformity with Section 11.02 of the Indenture within five Business Days following October 2, 2015.

(c) Upon the occurrence of a Change of Control Triggering Event with respect to the Securities, the Holder shall have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of this Security, pursuant to a Change of Control Offer made in accordance with Section 3.10 of the Indenture, at a purchase price in cash equal to 101% of the principal amount hereof, plus accrued and unpaid interest

Exhibit A3-7

hereon to, but not including, the Change of Control Payment Date (subject to the right of the holder of record of this Security on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 3.10 of the Indenture), except to the extent that the Company shall have exercised its right to redeem this Security pursuant to the preceding paragraph (a).

(d) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw their Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, purchases all of the Securities validly tendered and not withdrawn by such holders, the Company shall have the right, upon not less than 20 nor more than 60 days’ prior notice, given in conformity with Section 11.02 of the Indenture not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem this Security and all other Securities that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of the holder of record of this Security on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 10.04 of the Indenture).

5. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

6. Indenture. The Company issued this Security under an Indenture dated as of May 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors, and U.S. Bank National Association (the “Trustee”). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). This Security and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Company. The Company initially has issued $1,000,000,000 aggregate principal amount of Securities. The Company may issue Additional Securities of the same series as this Security under the Indenture, provided that no such Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code. Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.

7. Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged only as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

Exhibit A3-8

8. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or this Security may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities, and compliance in a particular instance by the Company or the Guarantors with any provision of the Indenture with respect to the Securities may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities) by the Holders of a majority in aggregate principal amount of the Securities then outstanding in accordance with the terms of Section 8.02 of the Indenture. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Security as provided in Section 8.01 of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of this Security as of a record date fixed by the Company in accordance with the terms of the Indenture.

10. Defaults and Remedies. Events of Default with respect to this Security include: (i) default in the payment of the principal of or premium, if any, on any Security at its Maturity, and continuance of such default for a period of 10 days; or (ii) default in the payment of interest upon any of the Securities when they become due and payable, and continuance of such default for a period of 30 days; or (iii) default in the performance or observance, or breach, of any covenant of the Company or the Guarantors in any Security or the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in Section 5.01 of the Indenture specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, in conformity with Section 11.02 of the Indenture, to the Company and the Guarantors by the Trustee or to the Company, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or (iv) certain events specified in the Indenture relating to the bankruptcy, insolvency or reorganization of the Company or a Guarantor; or (vi) the Guarantees cease to be in full force and effect or become unenforceable or invalid or are declared null and void (other than in accordance with the terms of such Guarantees) or a Guarantor denies or disaffirms its obligations under such Guarantees.

If an Event of Default (other than an Event of Default referred to in clause (iv) of the preceding paragraph) with respect to this Security occurs and is continuing, the Trustee by notice to the Company and the Guarantors, or by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company, the Guarantors and the Trustee, may declare all of the then outstanding Securities to be due and payable immediately. If an Event of Default referred to in such clause (iv) occurs, acceleration of all

Exhibit A3-9

amounts payable on the Securities shall be automatic. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus premium, if any, and accrued and unpaid interest to the date of payment. Holders may not enforce the Indenture or this Security except as provided in the Indenture. The Trustee does require indemnity reasonably satisfactory to it before it enforces the Indenture or this Security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default with respect to the Securities (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. Each of the Company and the Guarantors must furnish an annual compliance certificate to the Trustee.

11. Discharge or Defeasance Prior to Maturity. The Indenture shall be satisfied and discharged with respect to this Security upon the payment of all of the Securities, and it may be satisfied and discharged (except for certain obligations) upon the irrevocable deposit with the Trustee of cash, or U.S. Government Obligations or a combination thereof sufficient for such payment. The Indenture also contains provisions for defeasance of (i) the entire indebtedness of the Company on the Securities and (ii) certain restrictive covenants and the related Events of Default with respect to this Security, subject to compliance by the Company with certain conditions set forth in the Indenture.

12. Trustee Dealings with the Company and the Guarantors. The Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Company, the Guarantors or any of their Affiliates with the same rights it would have if it were not the Trustee.

13. No Recourse Against Others. A director, officer, employee or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under this Security, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

14. Authentication. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Security has been authenticated under the Indenture.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holders of this Security. No representation is made as to the correctness of such number either as printed on this Security or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Exhibit A3-10

17. [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities will have the rights set forth in the Registration Rights Agreement, dated as of May 22, 2015, among the Company, the Guarantors and the other parties named on the signature pages thereof.]☐‡

18. Governing Law. The Indenture, this Security and the Guarantees shall be governed by and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

Columbia Pipeline Group, Inc.

5151 San Felipe St., Suite 2500

Houston, Texas 77056

Facsimile: (713) 386-3490

Attention: Vice President & Deputy General Counsel, Corporate & Commercial

‡	Delete for Exchange Security

Exhibit A3-11

FORM OF NOTATION ON SECURITY

RELATING TO GUARANTEES

The Guarantors (which term includes any successor Person in such capacity under the Indenture), have, jointly and severally, fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and premium, if any, and interest on these Securities and all other amounts due and payable under the Indenture by the Company with respect to these Securities.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

Guarantors:

CPG OPCO LP

By: CPG OPCO GP LLC, its general partner

By:
Name:
Title:

COLUMBIA ENERGY GROUP

By:
Name:
Title:

CPG OPCO GP LLC

By:
Name:
Title:

Exhibit A3-12

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                            as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

Exhibit A3-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY**

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory or Trustee

**	This Schedule should be included only if the Security is a Global Security.

Exhibit A3-14

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 3.10 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.10 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:**

**	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A3-15

EXHIBIT A4

FACE OF 2045 NOTE

GLOBAL SECURITY LEGEND

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

*	These paragraphs should be included only if the Security is a Global Security.

Exhibit A4-1

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE ONLY (A) TO COLUMBIA PIPELINE GROUP, INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE

Exhibit A4-2

CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.**

**	These paragraphs should be included only if the Security is a Restricted Definitive Security or a Restricted Global Security.

Exhibit A4-3

COLUMBIA PIPELINE GROUP, INC.

5.80% SENIOR NOTE DUE 2045

No.

CUSIP No.	$

Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”), for value received promises to pay to                     or registered assigns, the principal sum of                     Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Securities on the other side of this Security*] on June 1, 2045.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

COLUMBIA PIPELINE GROUP, INC.

By:
Name:
Title:

Certificate of Authentication:

This is one of

the Securities referred to in the within-

mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

*	This phrase should be included only if the Security is a Global Security.

Exhibit A4-4

REVERSE OF SECURITY

COLUMBIA PIPELINE GROUP, INC.

5.80% SENIOR NOTE DUE 2045

This Security is one of a duly authorized issue of 5.80% Senior Notes due 2045 (the “Securities”) of Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”).

1. Interest. The Company promises to pay interest on the principal amount of this Security at a rate of 5.80% per annum until Maturity. The Company will pay interest semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), beginning on December 1, 2015, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Security will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from May 22, 2015; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Further, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at the rate then in effect on the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on this Security (except defaulted interest) to the Persons who are registered Holders of this Security at the close of business on the record date next preceding the Interest Payment Date, even if this Security is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payments of principal and premium, if any. The Company will pay the principal of and premium, if any, and interest on this Security in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the Corporate Trust Office of the Trustee or at the office or agency of the Paying Agent maintained for such purpose in The City of New York or, at its option, by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Ranking and Guarantees. This Security is a senior unsecured obligation of the Company and is guaranteed pursuant to guarantees (the “Guarantees”) by the Guarantors. Reference is made to Article IX of the Indenture for the term relating to the Guarantees, including the release, termination and discharge thereof. The Guarantees are senior unsecured obligations of the Guarantors.

Exhibit A4-5

4. Optional Redemption; Mandatory Redemption; Purchases upon Change of Control Triggering Event.

(a) Prior to the Par Call Date, this Security is redeemable, at the Company’s option, at any time in whole, or from time to time in part, at a Redemption Price equal to the greater of (1) 100% of the principal amount of this Security to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (at the rate in effect on the date of calculation of the Redemption Price) that would be due if this Security matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Optional Redemption Treasury Yield, plus 45 basis points, plus, in any case, accrued and unpaid interest to, but not including, the Redemption Date. On or after the Par Call Date, this Security is redeemable, at the Company’s option, at any time in whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of this Security to be redeemed plus accrued and unpaid interest to, but not including, the Redemption Date.

“Independent Investment Banker” J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., or Scotia Capital (USA) Inc. (and their respective successors), or, if each of such firms is unwilling or unable to select the applicable Optional Redemption Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Optional Redemption Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security, calculated as if the maturity date of this Security were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of this Security.

“Optional Redemption Comparable Treasury Price” means, with respect to any Redemption Date and as determined by the Independent Investment Banker, (1) the average of Optional Redemption Reference Treasury Dealer Quotations obtained by the Independent Investment Banker for the applicable Redemption Date, after excluding the highest and lowest of the Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four of such Optional Redemption Reference Treasury Dealer Quotations, the average of all of such Optional Redemption Reference Treasury Dealer Quotations.

“Optional Redemption Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Optional Redemption Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. (or their respective affiliates which are Primary Treasury Dealers), and a Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA),

Exhibit A4-6

Inc. and any other Primary Treasury Dealer designated by, and not affiliated with J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and Scotia Capital (USA) Inc., or their respective successors, provided, however, that if any of the foregoing, or any of their respective designees, ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company.

“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and any Redemption Date for this Security, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Optional Redemption Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Optional Redemption Treasury Yield” means, with respect to any Redemption Date applicable to this Security, the rate per annum equal to the semi-annual equivalent yield to maturity (computed by the Independent Investment Banker as of the third Business Day immediately preceding such Redemption Date) of the Optional Redemption Comparable Treasury Issue, assuming a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Optional Redemption Comparable Treasury Price for such Redemption Date.

“Par Call Date” means December 1, 2044.

(b) Except for the Special Mandatory Redemption described in the next paragraph, the Company is not required to make mandatory redemption or sinking fund payments with respect to this Security.

As set forth in Section 10.09 of the Indenture, in the event that the Spin Off Distribution is not consummated on or prior to October 2, 2015, the Company shall be required to redeem all of the Securities, upon at least five but no more than ten Business Days’ prior notice to the Holders given in conformity with Section 11.02 of the Indenture within five Business Days following October 2, 2015, at the Mandatory Redemption Price, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. The Company may, at its option, redeem the Securities in whole, but not in part, at the Mandatory Redemption Price, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, if, prior to October 2, 2015, the Company determines in its sole discretion, that the Spin Off Distribution will not occur on or prior to that date, upon at least five but no more than ten Business Days’ prior written notice to the Holders given in conformity with Section 11.02 of the Indenture within five Business Days following October 2, 2015.

(c) Upon the occurrence of a Change of Control Triggering Event with respect to the Securities, the Holder shall have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of this Security, pursuant to a Change of Control Offer made in accordance with Section 3.10 of the Indenture, at a purchase price in cash equal to 101% of the principal amount hereof, plus accrued and unpaid interest

Exhibit A4-7

hereon to, but not including, the Change of Control Payment Date (subject to the right of the holder of record of this Security on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 3.10 of the Indenture), except to the extent that the Company shall have exercised its right to redeem this Security pursuant to the preceding paragraph (a).

(d) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw their Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, purchases all of the Securities validly tendered and not withdrawn by such holders, the Company shall have the right, upon not less than 20 nor more than 60 days’ prior notice, given in conformity with the Section 11.02 of the Indenture not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem this Security and all other Securities that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of the holder of record of this Security on the relevant record date to receive interest on the relevant Interest Payment Date as provided in Section 10.04 of the Indenture).

5. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

6. Indenture. The Company issued this Security under an Indenture dated as of May 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors, and U.S. Bank National Association (the “Trustee”). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). This Security and the Guarantees are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Company. The Company initially has issued $500,000,000 aggregate principal amount of Securities. The Company may issue Additional Securities of the same series as this Security under the Indenture, provided that no such Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code. Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.

7. Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged only as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

Exhibit A4-8

8. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or this Security may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities, and compliance in a particular instance by the Company or the Guarantors with any provision of the Indenture with respect to the Securities may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities) by the Holders of a majority in aggregate principal amount of the Securities then outstanding in accordance with the terms of Section 8.02 of the Indenture. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Security as provided in Section 8.01 of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of this Security as of a record date fixed by the Company in accordance with the terms of the Indenture.

10. Defaults and Remedies. Events of Default with respect to this Security include: (i) default in the payment of the principal of or premium, if any, on any Security at its Maturity, and continuance of such default for a period of 10 days; or (ii) default in the payment of interest upon any of the Securities when they become due and payable, and continuance of such default for a period of 30 days; or (iii) default in the performance or observance, or breach, of any covenant of the Company or the Guarantors in any Security or the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in Section 5.01 of the Indenture specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, in conformity with Section 11.02 of the Indenture, to the Company and the Guarantors by the Trustee or to the Company, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or (iv) certain events specified in the Indenture relating to the bankruptcy, insolvency or reorganization of the Company or a Guarantor; or (vi) the Guarantees cease to be in full force and effect or become unenforceable or invalid or are declared null and void (other than in accordance with the terms of such Guarantees) or a Guarantor denies or disaffirms its obligations under such Guarantees.

If an Event of Default (other than an Event of Default referred to in clause (iv) of the preceding paragraph) with respect to this Security occurs and is continuing, the Trustee by notice to the Company and the Guarantors, or by the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company, the Guarantors and the Trustee, may declare all of the then outstanding Securities to be due and payable immediately. If an Event of Default referred to in such clause (iv) occurs, acceleration of all

Exhibit A4-9

amounts payable on the Securities shall be automatic. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus premium, if any, and accrued and unpaid interest to the date of payment. Holders may not enforce the Indenture or this Security except as provided in the Indenture. The Trustee does require indemnity reasonably satisfactory to it before it enforces the Indenture or this Security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default with respect to the Securities (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. Each of the Company and the Guarantors must furnish an annual compliance certificate to the Trustee.

11. Discharge or Defeasance Prior to Maturity. The Indenture shall be satisfied and discharged with respect to this Security upon the payment of all of the Securities, and it may be satisfied and discharged (except for certain obligations) upon the irrevocable deposit with the Trustee of cash, or U.S. Government Obligations or a combination thereof sufficient for such payment. The Indenture also contains provisions for defeasance of (i) the entire indebtedness of the Company on the Securities and (ii) certain restrictive covenants and the related Events of Default with respect to this Security, subject to compliance by the Company with certain conditions set forth in the Indenture.

12. Trustee Dealings with the Company and the Guarantors. The Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Company, the Guarantors or any of their Affiliates with the same rights it would have if it were not the Trustee.

13. No Recourse Against Others. A director, officer, employee or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under this Security, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

14. Authentication. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Security has been authenticated under the Indenture.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holders of this Security. No representation is made as to the correctness of such number either as printed on this Security or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Exhibit A4-10

17. [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities will have the rights set forth in the Registration Rights Agreement, dated as of May 22, 2015, among the Company, the Guarantors and the other parties named on the signature pages thereof.]☐§

18. Governing Law. The Indenture, this Security and the Guarantees shall be governed by and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

Columbia Pipeline Group, Inc.

5151 San Felipe St., Suite 2500

Houston, Texas 77056

Facsimile: (713) 386-3490

Attention: Vice President & Deputy General Counsel, Corporate & Commercial

§	Delete for Exchange Security

Exhibit A4-11

FORM OF NOTATION ON SECURITY

RELATING TO GUARANTEES

The Guarantors (which term includes any successor Person in such capacity under the Indenture), have, jointly and severally, fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and premium, if any, and interest on these Securities and all other amounts due and payable under the Indenture by the Company with respect to these Securities.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

Guarantors:

CPG OPCO LP

By: CPG OPCO GP LLC, its general partner

By:
Name:
Title:

COLUMBIA ENERGY GROUP

By:
Name:
Title:

CPG OPCO GP LLC

By:
Name:
Title:

Exhibit A4-12

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                            as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

Exhibit A4-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY**

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory or Trustee

**	This Schedule should be included only if the Security is a Global Security.

Exhibit A4-14

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 3.10 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.10 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:**

**	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A4-15

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Columbia Pipeline Group, Inc.

5151 San Felipe St., Suite 2500

Houston, Texas 77056

Attention: Vice President & Deputy General Counsel, Corporate & Commercial

Facsimile: (713) 386-3490

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attention: Corporate Trust Services

Facsimile: (713) 235-9213

Re:	2.45% Senior Notes due 2018/3.30% Senior Notes due 2020/4.50% Senior Notes due 2025/5.80% Senior Notes due 2045

Reference is hereby made to the Indenture, dated as of May 22, 2015 (the “Indenture”), among Columbia Pipeline Group, Inc., as issuer (the “Company”), the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Transferor”) owns and proposes to transfer the Security[ies] or beneficial interest in such Security[ies] of the series specified in Annex A hereto, in the principal amount of $            (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] CHECK IF TRANSFEREE IS A QIB IN ACCORDANCE WITH RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security or the Restricted Definitive Security and in the Indenture and the Securities Act.

Exhibit B-1

2. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security or the Restricted Definitive Security and in the Indenture and the Securities Act.

3. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act (other than Rule 144A or Regulation S) and any applicable “blue sky” securities laws of any state of the United States.

4. [    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY:

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable

Exhibit B-2

blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

(c) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Guarantors.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [    ] a beneficial interest in a Global Security (CUSIP [            ]), or

(b) [    ] a Restricted Definitive Security (CUSIP [            ]).

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) [    ] a beneficial interest in a Global Security (CUSIP [            ]); or

(b) [    ] a Restricted Definitive Security (CUSIP [            ]); or

(c) [    ] an Unrestricted Definitive Security (CUSIP [            ]), in accordance with the terms of the Indenture.

Exhibit B-4

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Columbia Pipeline Group, Inc.

5151 San Felipe St., Suite 2500

Houston, Texas 77056

Attention: Vice President & Deputy General Counsel, Corporate & Commercial

Facsimile: (713) 386-3490

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attention: Corporate Trust Services

Facsimile: (713) 235-9213

Re:	2.45% Senior Notes due 2018/3.30% Senior Notes due 2020/4.50% Senior Notes due 2025/5.80% Senior Notes due 2045

Reference is hereby made to the Indenture, dated as of May 22, 2015 (the “Indenture”), among Columbia Pipeline Group, Inc., as issuer (the “Company”), the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Owner”) owns and proposes to exchange the Security[ies] or beneficial interest in such Security[ies] of the series specified above, in the principal amount of $            (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY:

(a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on

[1]	For Securities sold in reliance on Rule 144A.
[2]	For Securities sold in reliance on Regulation S.

Exhibit C-1

transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.

(b) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.

(c) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.

(d) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES:

(a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without

Exhibit C-2

transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [            ] 144A Global Security or [            ] Regulation S Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable “blue sky” securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Guarantors.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

Exhibit C-3

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                     (the “Guaranteeing Subsidiary”), a subsidiary of Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”),

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 22, 2015 providing for the issuance of four series of its Senior Notes (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall become a Guarantor of the Notes on the terms and subject to the release and other provisions as set forth in Article IX of the Indenture; and

WHEREAS, pursuant to Section 8.01(viii) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide to the Trustee and the Holders an unconditional guarantee of the due and punctual payment of all amounts due and payable under the Indenture and the Notes by the Company, on the terms and subject to the release and other provisions as set forth in Article IX of the Indenture.

4. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Exhibit D-1

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the other parties hereto.

Exhibit D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

COLUMBIA PIPELINE GROUP, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit D-3